Exhibit 10.2

OFFICE LEASE

THIS LEASE, made as of this 25th day of June, 2008 (“Effective Date”) by and between NNN Park Central, LLC, NNN Park Central 1, LLC, NNN Park Central 2, LLC, NNN Park Central 3, LLC, NNN Park Central 4, LLC, NNN Park Central 5, LLC, NNN Park Central 6, LLC, NNN Park Central 7, LLC, NNN Park Central 9, LLC, NNN Park Central 10, LLC, NNN Park Central 11, LLC, NNN Park Central 12, LLC, NNN Park Central 13, LLC, NNN Park Central 14, LLC, NNN Park Central 15, LLC, NNN Park Central 16, LLC, NNN Park Central 17, LLC, NNN Park Central 18, LLC, NNN Park Central 19, LLC, a Delaware limited liability company (“Landlord”) acting by and through Triple Net Properties Realty, Inc. (“Agent” for Landlord) and TRX, INC., a Georgia corporation (“Tenant”).

INDEX

Article	Title
1.	Basic Provisions
2.	Premises, Term and Commencement Date
3.	Rent
4.	Taxes and Operating Expenses
5.	Landlord’s Work, Tenant’s Work, Alterations and Additions
6.	Tenant’s Use, Restrictions and Compliance with Laws
7.	Services
8.	Insurance
9.	Indemnification
10.	Casualty Damage
11.	Condemnation
12.	Repair and Maintenance
13.	Inspection of Premises
14.	Surrender of Premises
15.	Holding Over
16.	Subletting and Assignment
17.	Subordination, Non-Disturbance, Attornment and Mortgagee Protection
18.	Estoppel Certificate
19.	Defaults
20.	Remedies of Landlord
21.	Quiet Enjoyment
22.	Accord and Satisfaction
23.	Security Deposit
24.	Brokerage Commission
25.	Force Majeure
26.	Parking
27.	Hazardous Materials
28.	Additional Rights Reserved by Landlord
29.	Defined Terms
30.	Miscellaneous Provisions
31.	Additional Provisions

EXHIBITS

Exhibit A	Plan Showing Property and Premises
Exhibit B	Landlord’s Work Letter
Exhibit B-1	Plans
Exhibit C	Tenant’s Work
Exhibit D	Building’s Rules and Regulations
Exhibit E	Commencement Date Confirmation
Exhibit F	Form of Subordination, Non-Disturbance, and Attornment Agreement
Exhibit G	Right to Termination
Exhibit H	Intentionally Deleted
Exhibit I	Tenant’s Parking Area
Exhibit J	Letter of Credit Provisions
Exhibit J-1	Form of Letter of Credit
Exhibit J-2	Certificate
Exhibit J-3	Sight Draft
Exhibit J-4	Notice of Transfer
Exhibit K	Storage Spaces
Exhibit L	Expansion Space
Exhibit M	Generator Area/ Bicycle and Other Vehicle Area
Exhibit N	Janitorial Specifications
Exhibit O	Location of Building Signs and Signage Specifications

ARTICLE 1.

BASIC PROVISIONS

A.	Tenant: TRX, Inc., a Georgia corporation

B.	Tenant’s Address: The Park Central, 2970 Clairmont Road, Suites 300 & 400, Atlanta, Georgia 30329

C.	Office Building Address: The Park Central, 2970 Clairmont Road, Atlanta, Georgia 30329

D. Premises:	Square feet (Rentable): Approximately 21,721 rentable square feet in Suite 300 on the third (3rd) floor of the Building and approximately 21,841 rentable square feet in Suite 400 on the fourth (4th) floor of the Building for a total of 43,562 rentable square feet.

E.	Landlord: NNN Park Central, LLC, NNN Park Central 1, LLC, NNN Park Central 2, LLC, NNN Park Central 3, LLC, NNN Park Central 4, LLC, NNN Park Central 5, LLC, NNN Park Central 6, LLC, NNN Park Central 7, LLC, NNN Park Central 9, LLC, NNN Park Central 10, LLC, NNN Park Central 11, LLC, NNN Park Central 12, LLC, NNN Park Central 13, LLC, NNN Park Central 14, LLC, NNN Park Central 15, LLC, NNN Park Central 16, LLC, NNN Park Central 17, LLC, NNN Park Central 18, LLC, NNN Park Central 19, LLC, a Delaware limited liability company

F. Landlord’s Address:	c/o Grubb & Ellis Realty Investors
ATTN: Asset Management 1551 North Tustin Avenue Santa Anna, CA 29705

G.	Building Manager/Address: Grubb & Ellis Management Services, Inc., Management Office, 2970 Clairmont Road, Suite 160, Atlanta, Georgia 30329, or such other person as Landlord may designate from time to time.

H.	Commencement Date: The later of (i) the date the Premises are substantially complete, (ii) the date that the certificate of occupancy is received, or (iii) November 1, 2008 (subject to adjustment according to the terms contained in Article 5(A). Tenant shall be allowed access to the Premises (i) thirty (30) days prior to the Commencement Date for installation of furniture and (ii) sixty (60) days prior to the Commencement Date for cabling and equipment purposes; and Tenant shall not incur any Rent or Additional Rent liability during this time.

I.	Expiration Date: The last day of the one-hundred thirty second (132nd) full months following the Commencement Date.

J.	Security Deposit: One Million Five-Hundred Thousand and 00/100 U.S. Dollars ($1,500,000.00).

K.	Monthly Base Rent*:

Period	Rate Per Rentable Square Foot	Rentable Square Feet	Monthly Base Rent
Months 01 – 12	$19.00	43,562	$68,973.17
Months 13 – 24	$19.50	43,562	$70,788.25
Months 25 – 36	$20.00	43,562	$72,603.33
Months 37 – 48	$20.50	43,562	$74,418.42
Months 49 – 60	$21.00	43,562	$76,233.50
Months 61 – 72	$21.50	43,562	$78,048.58
Months 72 – 84	$22.00	43,562	$79,863.67
Months 85 – 96	$22.50	43,562	$81,678.75
Months 97 – 108	$23.00	43,562	$83,493.83
Months 109 – 120	$23.50	43,562	$85,308.92
Months 121 – 132	$24.00	43,562	$87,124.00

*	Excused Rent. Provided Tenant is not then in default and has timely cured all prior defaults, if any, and notwithstanding the Monthly Base Rent shown in the chart above, Tenant shall be excused of its obligation for the payment of Monthly Base Rent for the following full calendar months of the Term: 1 through 3, 13 through 15, 25 through 27, and 37 through 39 due and payable hereunder (“Conditionally Excused Rent”). However, Tenant shall pay Operating Expenses, Taxes, and other charges due pursuant to the terms hereof as of January 1, 2010 including any month for which Tenant is entitled to Excused Rent.

In the event Tenant subsequently defaults in any of its obligations under the Lease and Landlord terminates: (i) this Lease in accordance with its termination provisions; or (ii) Tenant’s right of possession of the Premises, or (iii) both (i) and (ii), then the Conditionally Excused Rent (to the extent excused as of the date of such subsequent default) shall immediately become due and payable to Landlord.

L.	Operating Expenses Base: Actual Operating Expenses for calendar year 2009.

M.	Tax Base: Actual Taxes for calendar year 2009.

N.	Tenant’s Pro Rata Share: 20.527%. Tenant’s Pro Rata Share shall be determined by and adjusted by Landlord from time to time (but shall not be readjusted sooner than the commencement of the second Lease Year), by dividing the Tenant’s Rentable Square Feet of the Premises by the rentable area of the Building (which is agreed to contain approximately 212,211 rentable square feet) and multiplying the resulting quotient, to the second decimal place, by one hundred.

O.	Normal Business Hours of the Building:

Monday through Friday: 8 a.m. to 6 p.m.

Saturday: 9 a.m. to 1p.m.

(Excepting the following national holidays: New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas Day)

P.	Use: General office and for no other business or purpose without the prior written consent of Landlord.

Q.	Brokers:

Cushman & Wakefield of Georgia, Inc. (Representing Tenant)

55 Ivan Allen Jr. Blvd., Suite 700

Atlanta, GA 30308

Attn: Dean Stiles

Grubb & Ellis Company of Georgia (Representing Landlord)

3424 Peachtree Road, N.E., Suite 800

Atlanta, GA 30326

ATTN: Sam Zelony

R.	Parking: Tenant shall be entitled to: the non-exclusive use in common with Landlord and others of a maximum of two hundred (200) parking spaces (on terms contained in Article 26) in the Parking Facility; and exclusive use of five (5) reserved parking spaces in the garage on the lobby entry level (as shown on Exhibit I attached hereto and incorporated herein by this reference), all as provided in Article 26.

S.	Base Year: 2009.

The foregoing provisions shall be interpreted and applied in accordance with the other provisions of this Lease set forth below. The capitalized terms, and the terms defined in Article 29, shall have the meanings set forth herein or therein (unless otherwise modified in the Lease) when used as capitalized terms in other provisions of the Lease.

Landlord	and Tenant hereby stipulate that the Premises contain the number of square feet specified in Article 1(D), above.

ARTICLE 2.

PREMISES, TERM AND COMMENCEMENT DATE

Subject to the terms and conditions set forth herein, Landlord hereby leases and demises to Tenant and Tenant hereby takes and leases from Landlord that certain space identified in Article 1(D) and shown on a plan attached hereto as Exhibit A (“Premises”) for a term (“Term”) commencing on the Commencement Date and ending on the Expiration Date set forth in Article 1, unless sooner terminated as provided herein. The Commencement Date set forth in Article 1 shall be advanced to such earlier date as Tenant commences occupancy of the Premises for the conduct of its business. Such date shall be confirmed by execution of the Commencement Date Confirmation in the form as set forth in Exhibit E, which Tenant shall execute and return to Landlord within five (5) days after receipt thereof. If Landlord delays delivering possession of the Premises or substantial completion of any Landlord’s Work under Exhibit B, this Lease shall not be void or voidable, except as provided in Article 5. Tenant shall be permitted to either terminate or extend the original Term hereof in accordance with the provisions of Exhibit G attached hereto. Notwithstanding anything in this Lease to the contrary, this Lease shall be fully enforceable and binding on the parties as of the Effective Date.

All square footage utilized in this Lease has been or will be as to future space, made by Tenant’s architect in a certificate (to be delivered to Landlord no later than fourteen (14) days following the Effective Date) in accordance with “Standard Method for Measuring Floor Area in Office Buildings”, published by the Secretariat, Buildings Owners and Managers Association International (ANSI/BOMA Z65.1 - 1996), approved June 7, 1996. Tenant’s Base Rent, Tenant’s Pro Rata Share, and Landlord’s allowance for Tenant improvement costs shall be adjusted based on such final measurement. If the parties cannot come to an agreement with respect to final measurement of the Premises or if Tenant’s architect fails to timely submit its certificate, a certificate by Landlord’s architect as to the final square footage shall be controlling. If the final square footage is higher by 5% or more than the estimate shown in Article I (D), such that Tenant has to revise its space plan, Landlord shall pay Tenant’s actual costs for such space plan revisions in an amount not to exceed $0.12 per square foot.

ARTICLE 3.

RENT

A. Monthly Base Rent. Tenant shall pay Monthly Base Rent in advance on or before the first day of each month of the Term without demand, setoff or deduction except as otherwise expressly set forth in this Lease. If the Term shall commence and end on a day other than the first day of a month: (1) the Monthly Base Rent for the first and last partial month shall be prorated on a per diem basis; and (2) the first escalation of Monthly Base Rent as set forth in Article 1(K) shall take effect following the twelfth full month of the Term. Notwithstanding the foregoing language to the contrary, Tenant shall pay the Monthly Base Rent for the first month during the Term for which Monthly Base Rent is due on or before the Commencement Date.

B. Additional Rent. All costs and expenses, other than Monthly Base Rent, which Tenant assumes or agrees to pay and any other sum payable by Tenant pursuant to this Lease, including, without limitation, its share of Taxes and Operating Expenses, shall be deemed Additional Rent.

C. Rent. Monthly Base Rent, Additional Rent, Taxes and Operating Expenses and any other amounts of every nature which Tenant is or becomes obligated to pay Landlord under this Lease are herein referred to collectively as “Rent”, and all remedies applicable to the nonpayment of Rent shall be applicable thereto. Landlord may apply payments received from Tenant to any obligations of Tenant then accrued, without regard to such obligations as may be designated by Tenant.

D. Place of Payment, Late Charge, Default Interest. Rent and other charges required to be paid under this Lease, no matter how described, shall be paid by Tenant to Landlord without offset, deduction, credit or the like, at the Building Manager’s address listed in Article 1, or to such other person and/or address as Landlord may designate in writing. In the event Tenant fails to pay Rent due under this Lease within ten (10) days of the due date of said Rent, Tenant shall pay to Landlord a late charge of ten percent (10%) of the amount overdue. Any Rent not paid when due shall also bear interest at the Default Rate commencing on the due date thereof. This provision shall in no way be construed to modify Tenant’s obligation to pay Rent on or before the first (1st) day of the month.

E. Intentionally Omitted.

F. Lockbox Payments. Landlord shall at any time have the right to instruct Tenant to make payments required under this Lease to a lockbox at a financial institution of Landlord’s choosing. To the extent that Landlord instructs Tenant to make payments to such lockbox, Tenant shall thereafter deliver all its payments to the lockbox (unless and until otherwise instructed in writing) and such payments shall be deemed payment to Landlord. Landlord may revoke any such lockbox agency and such lockbox payment instructions by written notice to Tenant. Upon Landlord’s issuance of notice of revocation of the lockbox agency and instructions, Tenant shall make any and all further payments to such alternate address and location as directed by Landlord. Tenant shall follow all such payment instructions. In the event that Landlord has terminated either Tenant’s right to possession of the Premises or the Lease, or either of them, payments by Tenant to the lockbox may, if deposited through the lockbox, shall not reinstate the Lease or Tenant’s right of possession in the Premises, and such payments as are thereafter made to the lockbox may be refunded by Landlord without prejudice to Landlord’s exercise of remedies terminating Tenant’s right of possession or the Lease, and without reinstating the Lease or Tenant’s right of possession in the Premises.

ARTICLE 4.

TAXES AND OPERATING EXPENSES

A. Payment of Taxes and Operating Expenses. Commencing with the calendar year following the Base Year and for each calendar year thereafter (hereinafter each referred to as a “Comparison Year”), Tenant shall pay Landlord an amount equal to Tenant’s Pro Rata Share of Operating Expenses and Taxes incurred by Landlord with respect to the Building for or during such Comparison Year in excess of the Operating Expenses for the Operating Expenses Base and Taxes for the Tax Base (collectively, the “Escalation Increase”). Landlord shall have the right to change the Comparison Year from a calendar year to a fiscal year from time to time (or vice versa), provided that equitable adjustment is made so that Tenant shall not be charged more than once for the same period. Commencing with the first month of the first Comparison Year and on the first day of each month thereafter during the original Term or any extension thereof, Tenant shall pay Escalation Increases to Landlord, as Additional Rent due concurrently with Monthly Base Rent, in installments equal to one-twelfth (1/12) of Landlord’s estimate (as determined by Landlord in its sole discretion) of Tenant’s Pro Rata Share of any projected increase in the Taxes or Operating Expenses for the particular Comparison Year in excess of the Taxes for the Tax Base or Operating Expenses for the Operating Expenses Base, as the case may be (the “Estimated Escalation Increase”). A final adjustment (“Escalation Reconciliation”) shall be made by Landlord and Tenant within ninety (90) days following the end of each Comparison Year. In computing the Estimated Escalation Increase for any particular Comparison Year, Landlord shall take into account any prior increases in Tenant’s Pro Rata Share of Taxes and Operating Expenses. If any Estimated Escalation Increase is less than the Estimated Escalation Increase for the immediately preceding Comparison Year, the Additional Rent payments to be paid by Tenant for the new Comparison Year attributable to said Estimated Escalation Increase shall be decreased accordingly; provided, however, in no event will the Rent paid by Tenant hereunder ever be less than the Monthly Base Rent.

Landlord shall pay Tenant’s Pro Rata Share of Taxes and Operating Expenses through the first full calendar year following the Commencement Date. Beginning with the second full calendar year and throughout the Term, Tenant shall pay Tenant’s Pro Rata Share of Taxes and Operating Expenses. Beginning with the second full calendar year following the Commencement Date and during the balance of the Term, in no event will Tenant’s Pro Rata Share of that part of Operating Expenses that are “controllable” (i.e. all Operating Expenses other than those for utilities, security, and snow removal) (the “Controllable Expenses”) be greater than the “Controllable Expenses Cap” for such year. The first full calendar year of the initial Term shall be the Base Year for calculation of the Controllable Expenses Cap during the initial Term. (The Controllable Expenses for such Base Year shall be defined as the actual Controllable Expenses for such year even though the reconciled figures are not calculated until the following calendar year.) The Controllable Expenses Cap for the second full calendar year shall be 104% of the Controllable Expenses for the Base Year. For each calendar year thereafter during the initial Term, the Controllable Expenses Cap shall be 104% of the Controllable Expenses Cap for the prior calendar year.

Beginning with the second calendar year of each renewal period, in no event will Tenant’s Pro Rata Share of Controllable Expenses be greater than the Controllable Expenses Cap for such calendar year. The first full calendar year of the renewal period shall be the Base Year for calculation of the Controllable Expenses Cap during the renewal period. (The Controllable Expenses for such Base Year shall be defined as the actual Controllable Expenses for such calendar year even though the reconciled figures are not calculated until the following calendar year.) The Controllable Expenses Cap for the second calendar year of such renewal period shall be 104% of the Controllable Expenses for the first calendar year of such renewal period. For each calendar year thereafter during such renewal period, the Controllable Expenses Cap shall be 104% of the Controllable Expenses Cap for the prior calendar year.

The last calendar year of the initial Term and the first calendar year of each renewal period shall be adjusted appropriately for any partial calendar year.

Tenant shall pay Tenant’s Pro Rata Share of those Operating Expenses that are not controllable throughout the Term without regard to any cap.

B. Escalation Reconciliation. Within sixty (60) days after the last day of each Comparison Year, Landlord shall submit to Tenant a statement setting forth the Escalation Increase, if any (the “Escalation Statement”). Beginning with the Escalation Statement for the second Comparison Year, each such statement shall also set forth the Escalation Reconciliation for the Comparison Year just completed. To the extent that the Escalation Increase in either Taxes or Operating Expenses (the “Operating Expense Escalation” or “Tax Escalation”, as applicable) exceeds the Estimated Escalation Increase upon which Tenant paid Rent during the Comparison Year just completed, Tenant shall pay Landlord the difference, in cash within thirty (30) days following receipt by Tenant from Landlord of the Escalation Statement. If the Operating Expense or Tax Escalation is less than the Estimated Escalation Increase, then Tenant shall receive a credit on future Rent owing under this Lease (or, at Tenant’s option, a refund), as the case may be. Until Tenant receives the Escalation Statement, Tenant’s Estimated Escalation Increases for the new Comparison Year shall continue to be paid at the rate being paid for the particular Comparison Year just completed, and Tenant shall commence payment to

Landlord of the monthly installment of Additional Rent on the basis of the Escalation Statement beginning on the first day of the month following the month in which Tenant receives the Escalation Statement.

C. Changes in Escalations During the Lease Year. In addition to the above, if, during any particular Comparison Year, there is a change in the information upon which the then current Estimated Escalation Increase is based so that the Estimated Escalation Statement furnished to Tenant is no longer accurate, Landlord shall be permitted (but in no event more than one time in any calendar year) to revise such Estimated Escalation Statement by notifying Tenant, and there shall be such adjustments made in the Additional Rent on the first day of the month following the serving of such statement on Tenant as shall be necessary by either increasing or decreasing, as the case may be, the amount of Estimated Escalation Increases then being paid by Tenant for the balance of the Comparison Year (but in no event shall any such decrease result in a reduction of the Rent below the Monthly Base Rent plus all other amounts of Additional Rent). Even though the Term has expired and Tenant has vacated the Premises, when the final determination is made of the Escalation Reconciliation for the Comparison Year in which this Lease terminates, Tenant shall immediately pay to Landlord within thirty (30) days after Landlord’s delivery of the Escalation Reconciliation to Tenant, any additional amounts due as calculated pursuant to this Article 4. Landlord’s and Tenant’s responsibilities with respect to the Tax and Operating Expense adjustments described herein shall survive the expiration or early termination of this Lease.

If the Building is less than ninety-five percent (95%) occupied during any particular Comparison Year, Landlord may adjust those Operating Expenses which are affected by Building occupancy for the particular Comparison Year, or portion thereof, as the case may be, to reflect an occupancy of not less than ninety-five percent (95%) of all such rentable area of the Building. If the Building is less than ninety-five percent (95%) occupied during the Base Year, Landlord shall adjust those Operating Expenses which are affected by Building occupancy to reflect occupancy of not less than ninety-five percent (95%) of all such rentable area of the Building in determining the Operating Expenses Base.

D. Disputes Over Taxes or Operating Expenses. If Tenant disputes the amount of an adjustment or the proposed estimated increase or decrease in Estimated Escalation Increases or Escalation Increases from the previous year, Tenant shall give Landlord written notice of such dispute within sixty (60) days after the date of Landlord’s notice advising Tenant of such adjustment or proposed increase or decrease incurred. Tenant shall be entitled to audit the foregoing amounts. Said audit will be conducted at Tenant’s expense by a certified public accountant paid on an hourly basis unrelated to actual savings identified. Tenant shall only be permitted to conduct such a review during regular business hours at Landlord’s office, on prior notice to Landlord and no more than once in any twelve (12) month period. If such review discloses that the charges actually incurred by Landlord are less than those used by Landlord in calculating Tenant’s proportionate share, then Landlord shall reimburse Tenant for the amount Tenant paid in excess of Tenant’s actual proportionate share. If any such review discloses that the charges used by Landlord in calculating Tenant’s proportionate share exceeds the actual charges by five percent (5%) or more of the Operating Expenses or Taxes for such Comparison Year, then Landlord shall pay the reasonable costs of such review. If Tenant does not review Landlord’s records and present Landlord with the findings of such review within one hundred and eighty (180) days after Tenant’s receipt of the annual reconciliation, then Tenant’s right to review Landlord’s records and contest the reconciliation amounts for the applicable period shall be null and void. No subtenant shall have the right to conduct an audit and no assignee shall conduct an audit for any period during which such assignee was not in possession of the Premises.

Tenant shall continue to timely pay Landlord the amount of the prior year’s adjustment and Estimated Escalation Increases set forth in the then applicable Estimated Escalation Statement until the parties have agreed as to the appropriate adjustment or have deemed to be bound by the determination of the certified public accountant in accordance with the preceding terms. Landlord’s delay in submitting any statement contemplated herein for any Comparison Year shall not affect the provisions of this Paragraph, nor constitute a waiver of Landlord’s rights as set forth herein for said Comparison Year or any subsequent Comparison Year during the Lease Term or any extensions thereof.

E. Intentionally Omitted.

F. Tenant shall pay, prior to delinquency, all taxes assessed against or levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant located in the Premises and any excise, sales or use taxes related to Tenant’s business. Tenant shall pay directly to the party or entity entitled thereto all business license fees, gross receipts taxes and similar taxes and impositions which may from time to time be assessed against or levied upon Tenant, as and when the same become due and before delinquency. Notwithstanding anything to the contrary contained herein, any sums payable by Tenant under this Article 4 shall not be included in the computation of “Taxes.”

ARTICLE 5.

LANDLORD’S WORK, TENANT’S WORK,

ALTERATIONS AND ADDITIONS

A. Landlord’s Work. Landlord shall construct the Premises in accordance with Landlord’s obligations as set forth in the work letter attached hereto as Exhibit B, and hereinafter referred to as “Landlord’s Work”. Landlord will deliver the Premises to Tenant with all of Landlord’s Work substantially completed (except for minor and non-material punch list items that Landlord and Tenant reasonably agree will not delay completion of Tenant’s Work, as defined in subparagraph B of this Article) on or before the Commencement Date or other date specified in Exhibit B. As of the date Landlord delivers the Premises to Tenant, all lighting fixtures shall be in proper working order (subject to minor issues customarily treated as punch list matters) and all interior glass walls and all other walls shall be intact (and all loose impediments, pallet shelving and other freestanding equipment in the Premises shall be removed) per the prior tenant’s floor plan as viewed by Tenant on March 19, 2008, with any repairs or replacements to such glass walls that are needed shall be at Landlord’s sole cost and expense (and shall not be paid for from the Tenant Improvement Allowance). If Landlord is delayed in completing Landlord’s Work by strike, shortages of labor or materials, delivery delays, delays caused by Tenant or other matters beyond the reasonable control of Landlord, then Landlord shall give notice thereof to Tenant and the date on which Landlord is to turn the Premises over to Tenant for Tenant’s Work and the Commencement Date shall be postponed for an equal number of days as the delay as set forth in the notice. Providing, however, if such delays exceed ninety (90) days, then either Landlord or Tenant upon notice to the other shall have the right to terminate this Lease without liability to either party. If the Commencement Date is postponed as described above, Tenant shall execute a writing confirming the Commencement Date on such form as set forth in Exhibit E attached hereto upon Landlord’s request. So long as Tenant’s early access to the Premises does not interfere with Landlord’s Work in the Premises, Landlord shall (a) provide Tenant with access to the Premises immediately following the Effective Date for the limited purpose of viewing and measuring the Premises during Tenant’s design and layout process, (b) provide Tenant early occupancy at least sixty (60) days prior to the Commencement Date to allow Tenant to complete its cabling and equipment installation, and (c) provide Tenant early occupancy at least thirty (30) days prior to the Commencement Date to allow Tenant to complete its fixturing and furnishing work. Tenant’s early access and possession of the Premises shall be upon all of the terms and conditions of this Lease except Tenant shall pay no rent with respect to such early possession period.

B. Tenant’s Work. Intentionally Omitted.

C. Alterations. Except as provided in the immediately preceding subparagraph, Tenant shall make no alterations or additions of more than $20,000.00 per occurrence to the Premises (“Alterations”) without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion as to alterations which adversely effect or impair the structural integrity of or the efficient and proper operation of the operating systems of the Building. Notwithstanding the foregoing, Tenant, without the need for Landlord consent but only following notice to Landlord, may perform or cause to be performed any alterations, cosmetic in nature, in the Premises but only if such work is not structural in nature and does not involve Building, mechanical, HVAC or electrical or communication systems. Tenant shall, at its sole cost and expense, obtain all necessary approvals and permits pertaining to any Alterations approved by Landlord. Tenant hereby indemnifies, defends and agrees to hold Landlord free and harmless from all liens and claims of lien, and all other liability, claims and demands arising out of any work done or material supplied to the Premises by or at the request of Tenant in connection with any Alterations. If permitted Alterations are made, they shall be made at Tenant’s sole cost and expense and, unless otherwise agreed by the parties in writing prior to such Alterations being made, shall be and become the property of Landlord, except that Landlord may, by written notice to Tenant given at the time of approval of such Alterations, require Tenant, at Tenant’s expense, to remove all partitions, counters, railings and other Alterations installed by Tenant, and to repair any damages to the Premises caused by such removal. Any and all costs directly attributable to or related to compliance with the applicable building codes of the city in which the Building is located (or any other authority having jurisdiction over the Building) arising from Tenant’s plans, specifications, improvements, alterations or otherwise under this subsection shall be paid by Tenant at its sole cost and expense. With regard to repairs, Alterations or any other work arising from or related to this Article 5(C), Landlord shall not be entitled to receive an administrative/supervision fee (which fee shall vary depending upon whether or not Tenant orders the work directly from Landlord) sufficient to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord’s involvement with such work. The construction of Tenant’s Work shall be governed by the terms of the Tenant work letter, attached hereto as Exhibit C, and not the terms of this Article 5.

D. Liens. Tenant shall give Landlord at least ten (10) days prior written notice (or such additional time as may be necessary under applicable laws) of the commencement of any Tenant’s Work, to afford Landlord the opportunity to post and record notices of non-responsibility. Tenant will not cause or permit any mechanic’s, materialman’s or similar liens or encumbrances to be filed or exist against the Premises or the Building or Tenant’s interest in this Lease in connection with work done under this

Article or in connection with any other work and Tenant agrees to defend, indemnify and hold harmless Landlord from and against any such lien or claim or action thereon, together with costs of suit and reasonable attorneys’ fees incurred by Landlord in connection with any such claim or action. Tenant shall remove any such lien or encumbrance by bond or otherwise within thirty (30) days from the date of their existence.

E. Compliance with ADA. Landlord and Tenant agree that responsibility for compliance with the Americans With Disabilities Act of 1990, as amended (the “ADA”) shall be allocated as follows: (i) Landlord shall be responsible for compliance with the provisions of Title III of the ADA for all Common Areas, including exterior and interior areas of the Building not included within the Premises or the premises of other tenants; (ii) Landlord shall be responsible for compliance with the provisions of Title III of the ADA for any construction, renovations, alterations and repairs made within the Premises if such construction, renovations, alterations or repairs are made by Landlord for the purpose of improving the Building generally or are done as Landlord’s Work and the plans and specifications for the Landlord’s Work were prepared by Landlord’s architect or space planner and were not provided by Tenant’s architect or space planner; (iii) Tenant shall be responsible for compliance with the provisions of Title III of the ADA for any construction, renovations, alterations and repairs made within the Premises if such construction, renovations, alterations and repairs are made by Tenant, its employees, agents or contractors, at the direction of Tenant or done pursuant to plans and specifications prepared or provided by Tenant or Tenant’s architect or space planner.

F. Cabling. Tenant shall not install or cause to be installed any cabling or wiring (collectively, “Cabling”) without the prior written consent of Landlord as provided in Section 5(C). Any installation of Cabling shall be performed pursuant to said Section shall meet the requirements of the National Electrical Code (as may be amended from time to time), shall leave such Cabling clearly marked and identified, and shall comply with all Applicable Laws. Any Cabling removed by Tenant during the Term of the Lease shall be disposed of by Tenant, at Tenant’s sole cost and expense, in accordance with all Applicable Laws. Upon expiration or early termination of this Lease, Tenant shall not be required to remove Cabling in the Premises.

ARTICLE 6.

TENANT’S USE, RESTRICTIONS AND COMPLIANCE WITH LAWS

A. Tenant’s Use. Tenant shall use the Premises for the purposes set forth in Article 1(P), above, and for no other purpose whatsoever, subject to and in compliance with all other provisions of this Lease, including without limitation the Building’s Rules and Regulations attached as Exhibit D hereto. Tenant and its invitees shall also have the non-exclusive right, along with other tenants of the Building and others authorized by Landlord, to use the Common Areas subject to such rules and regulations as Landlord may impose from time to time in its sole and reasonable discretion provided the same are enforced in a non-discriminatory manner. Landlord makes no representation that the Premises are suitable for Tenant’s purposes.

B. Tenant’s Restrictions. Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy, the Premises or do or permit anything to be done in the Premises which: (a) causes or is liable to cause injury to persons, to the Building or its equipment, facilities or systems; (b) impairs the character, reputation or appearance of the Building as a first class office building; (c) impairs the proper and economic maintenance, operation and repair of the Building or its equipment, facilities or systems; or (d) would invalidate or increase the cost of any fire and extended coverage insurance policy covering the Building and/or the property located therein. Tenant shall comply with all rules, orders, regulations and requirements of any organization which sets out standards, requirements or recommendations commonly referred to by major fire insurance underwriters. Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charges for any such insurance policy assessed or increased by reason of Tenant’s failure to comply with the provisions of this Article, provided that Landlord shall first notify Tenant if Landlord believes that Tenant is in breach of this subsection B and Tenant does not cure such breach within fifteen (15) days of such notice.

C. Tenant’s Compliance with Laws. Tenant shall, at Tenant’s sole cost and expense, keep and maintain the Premises, its use thereof and its business in compliance with all governmental laws, ordinances, rules and regulations now in force or which may hereafter be in force or effect. Tenant shall comply with all Laws relating to the Premises and Tenant’s use or occupancy thereof, including without limitation, Laws requiring the Premises to be closed on Sundays or any other days or hours and Laws in connection with the health, safety and building codes, and any permit or license requirements.

ARTICLE 7.

SERVICES

A. Climate Control. Landlord shall furnish heat or air conditioning to the Premises during Normal Business Hours of the Building as set forth in Article 1, as required in Landlord’s reasonable judgment for the comfortable use and occupancy of the Premises. If Tenant requires heat or air conditioning at any other time, Landlord shall use commercially reasonable efforts to furnish such service upon reasonable notice from Tenant, and Tenant shall pay all reasonable, actual, and documented costs of providing said services of Landlord’s charges therefor on demand as Additional Rent.

All requests for overtime air conditioning or heating must be submitted in writing to the Building management office by 5:00 p.m. on the preceding business day. Overtime air conditioning and heat will be charged to Tenant at the then current rate being charged by Landlord, which currently is $45.00 per hour. Tenant agrees to reimburse Landlord its costs of providing said overtime air conditioning and heat; however, such cost will be reduced to the extent that any other tenant has requested the same service.

The performance by Landlord of its obligations under this Article is subject to Tenant’s compliance with the terms of this Lease including any connected electrical load 24 hours / 7 days a week (four and one-half (4.5) watts of power, slab to slab) established by Landlord. Tenant shall not use the Premises or any part thereof in a manner exceeding the heating, ventilating or air-conditioning (“HVAC”) design conditions (including any occupancy or connected electrical load conditions), including the rearrangement of partitioning which may interfere with the normal operation of the HVAC equipment, or the use of computer or data processing machines or other machines or equipment in excess of that normally required for a standard office use of the Premises. If any such use requires changes in the HVAC or plumbing systems or controls servicing the Premises or portions thereof in order to provide comfortable occupancy, such changes may be mutually agreed to by Tenant and Landlord, made by Landlord at Tenant’s expense and, if so made, Tenant agrees to promptly pay any such amount to Landlord as Additional Rent.

B. Elevator Service. If the Building is equipped with elevators, Landlord, during Normal Business Hours of the Building, shall furnish elevator service to Tenant to be used in common with others. At least one elevator shall remain in service during all other hours. Landlord may designate a specific elevator for use as a service elevator.

C. Janitorial Services. Landlord shall provide standard janitorial and cleaning services to the Premises five (5) days per week as shown on Exhibit N. If Tenant desires above standard cleaning, Tenant may negotiate directly with Landlord’s cleaning contractor for such services and such services will be billed to Tenant by Landlord at actual cost.

D. Water and Electricity. Landlord shall make available domestic water in reasonable quantities to the common areas of the Building and cause electric service sufficient for lighting the Premises and for the operation of Ordinary Office Equipment. “Ordinary Office Equipment” shall mean office equipment requiring 5 watts per rentable square foot or less.

E. Security. Landlord will provide its tenants with “24 hours 7 days a week” security, consistent with buildings of similar quality and character in the metropolitan Atlanta area. Landlord currently provides a manned guard station located in the main lobby of the Building. Registration and proximity cards will be required for after hour access, with card readers located at each Building entrance. Landlord, at Tenant’s sole cost and expense, will upgrade the passenger and freight elevators with an access control proximity card system that will tie into Tenant’s security system. Guards regularly perform security patrols throughout the Building and parking areas. Tenants may contact security directly for escorts. Tenant shall assume all responsibility for the protection of the Premises, Tenant, its agents and invitees and their property from the acts of third parties.

F. Pest Control. Landlord shall cause the common areas of the Building to be treated for pest control.

G. Interruptions. Landlord does not represent or warrant that any of the services referred to above, or any other services which Landlord may supply, will be free from interruption and Tenant acknowledges that any one or more of such services may be suspended by reason of accident, repairs, inspections, alterations or improvements necessary to be made, or by strikes or lockouts, or by reason of operation of law, or causes beyond the reasonable control of Landlord. Any interruption, reduction or discontinuance of service shall not be deemed an eviction or disturbance of Tenant’s use and possession of the Premises, or any part thereof, nor, except as otherwise set forth herein, render Landlord liable to Tenant for damages, nor relieve Tenant from performance of Tenant’s obligations under this Lease. Landlord shall however, exercise reasonable diligence to restore, with reasonable promptness, any service so interrupted. Should any interruption resulting in Tenant being unable to occupy the Premises exceed three (3) business days, then Tenant shall have the right to abate rent from that point forward, provided that such interruption was not a result of Tenant’s acts or omissions.

H. Fitness Facility. Landlord will authorize the use, by Tenant’s employees (each, a “Tenant Member”), of the fitness center located in and serving the Building (the “Facility”) free of charge during the Lease Term. Each such Tenant Member shall abide by all rules and regulations currently in effect or that may be promulgated by the Landlord relating to the operation and use of the Facility. Landlord reserves the right to modify the Facility rules and regulations at any time. Landlord reserves the right to revoke membership privileges for anyone failing to observe the Facility rules and regulations.

ARTICLE 8.

INSURANCE

A. Required Insurance. Tenant shall, at all times during the Term of this Lease, and at its own cost and expense, maintain insurance policies, with responsible companies licensed to do business in the state where the Building is located and satisfactory to Landlord, naming Landlord, Tenant and any Mortgagee of Landlord, as their respective interests may appear (e.g., Landlord and its Mortgagee being named as Additional Insureds, as provided for below), including (i) a policy of standard fire, extended coverage and special extended coverage property insurance which shall be primary on the lease improvements referenced in Article 5 and Tenant’s property, including its goods, equipment and inventory, in an amount adequate to cover their replacement cost, including a vandalism and malicious mischief endorsement, and sprinkler leakage coverage; (ii) business interruption insurance; (iii) comprehensive general liability insurance on an occurrence basis with limits of liability in an amount not less than Two Million Dollars ($2,000,000) combined single limit for each occurrence, and Two Million Dollars ($2,000,000) in the annual aggregate, (iv) Worker’s Compensation Coverage as required by law and Employers Liability coverage ($250,000/$250,000/$250,000).

On or before the Commencement Date, Tenant shall furnish to Landlord and its Building Manager, certificates of insurance evidencing the insurance coverage set forth above, including naming Landlord and Landlord’s Building Manager as additional insureds, pursuant to an endorsement in a form reasonably acceptable to Landlord (such as CG 20 26). Renewal certificates must be furnished to Landlord at least ten (10) days prior to expiration showing the above coverage to be in full force and effect.

The foregoing policy sets forth minimum limits of liability and Tenant’s procurement and maintenance thereof shall in no event limit the liability of Tenant under this Lease. All such insurance policies carried by Tenant shall be with companies having a rating of not less than A-VIII in Best’s Insurance Guide. All such policies shall be endorsed to agree that Tenant’s policy is primary and that any insurance covered by Landlord is excess and not contributing with any Tenant insurance requirement hereunder.

B. Landlord shall, at all times during the Term, procure and maintain (i) “all-risk” property insurance in the amount not less than ninety percent (90%) of the insurable replacement cost covering the Building, (ii) commercial general liability insurance for the Building with a minimum combined single limit of liability of at least Two Million Dollars ($2,000,000) per occurrence, and a general aggregate limit of at least Two Million Dollars ($2,000,000); and (iii) such other insurance as may be required by a mortgagee or otherwise desired by Landlord.

C. Waiver of Subrogation. Landlord and Tenant each agree that neither Landlord nor Tenant will have any claim against the other for any loss, damage or injury which is covered by insurance carried by either party and for which recovery from such insurer is made, notwithstanding the negligence or willful misconduct of either party in causing the loss (and which shall include any deductible amounts, self-insurance, or other form of risk retention), and each agree to have their respective insurers issuing the insurance described in this Article 8 waive any rights of subrogation that such companies may have against the other party. This release shall be valid only if the insurance policy in question permits waiver of subrogation or if the insurer agrees in writing that such waiver of subrogation will not affect coverage under said policy.

ARTICLE 9.

INDEMNIFICATION

A. Tenant Indemnity of Landlord. Tenant shall defend, indemnify and hold harmless Landlord and its agents, successors and assigns, including its Building Manager, from and against any and all injury, loss, costs, expenses, liabilities, claims or damage (including attorneys’ fees and disbursements) to any person or property unless caused by the negligence of Landlord, its agents, employees, attendees, or other representatives: (i) arising from, related to, or in connection with any use or occupancy of the Premises by Tenant or (ii) arising from, related to, or in connection with any act or omission (including, without limitation, construction and repair of the Premises arising out of Tenant’s Work or subsequent work) of Tenant, its agents, contractors, employees, customers, and invitees, which indemnity extends to any and all claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease. This indemnification shall survive the expiration or termination of the Lease Term.

B. Landlord Indemnity of Tenant. Landlord shall defend, indemnify and hold Tenant harmless from and against all claims, causes of action, liabilities, losses, costs and expenses (including attorneys’ fees and disbursements) arising from or in connection with any injury or other damage to any person or property resulting from any act or omission of Landlord. This indemnification shall survive the expiration or termination of the Lease Term.

C. Indemnity Limitations. The indemnity obligations set forth in sections A and B above shall not apply (i) to any costs or expenses not reasonably incurred by the indemnitee, or (ii) to any claims, causes of action, liabilities, losses, costs and expenses resulting from a default by the indemnitee hereunder.

D. Indemnitees; Acceptable Attorneys. Whenever, in this Article and throughout this Lease, Landlord or Tenant is required to defend, indemnify and hold the other harmless, such obligations shall extend to the successors, assigns, officers, partners, directors, employees and other agents of the indemnitee. In any instance where this Lease requires either party to defend the other, such defense shall involve an attorney or attorneys reasonably acceptable to the indemnitee.

E. Limitation on Liability. Landlord shall not be liable to Tenant for any damage by or from any act or negligence of any co-tenant or other occupant of the Building, or by any owner or occupants of adjoining or contiguous property. Landlord shall not be liable for any injury or damage to persons or property resulting in whole or in part from the criminal activities or willful misconduct of others. To the extent not covered by all risk property insurance, Tenant agrees to pay for all damage to the Building, as well as all damage to persons or property of other tenants or occupants thereof, caused by the negligence, fraud or willful misconduct of Tenant or any of its agents, contractors, employees, customers and invitees. Nothing contained herein shall be construed to relieve Landlord from liability for any personal injury resulting from its negligence, fraud or willful misconduct.

F. Surveillance. Tenant acknowledges that Landlord’s election to provide mechanical surveillance or to post security personnel in the Building is subject to Landlord’s sole discretion. Landlord shall have no liability in connection with the decision whether or not to provide such services and Tenant hereby waives all claims based thereon. Landlord shall not be liable for losses due to theft, vandalism, or like causes, except to the extent that such losses result from the negligence or willful misconduct of Landlord. Tenant shall defend, indemnify, and hold Landlord harmless from any such claims made by any employee, licensee, invitee, contractor, agent or, other person whose presence in, on or about the Premises or the Building is attendant to the business of Tenant, except to the extent that any such claim is directly attributable to Landlord’s negligence or willful misconduct.

ARTICLE 10.

CASUALTY DAMAGE

Tenant shall promptly notify Landlord or the Building Manager of any fire or other casualty to the Premises or to the extent it knows of damage, to the Building. In the event the Premises or any substantial part of the Building is wholly or partially damaged or destroyed by fire or other casualty which is covered by Landlord’s insurance, Landlord will proceed to restore the same to substantially the same condition existing immediately prior to such damage or destruction unless (i) such damage or destruction is incapable of repair or restoration within three hundred sixty-five (365) days as determined by Landlord’s architect; or (ii) the insurance proceeds recovered by reason of the damage or destruction are, in Landlord’s sole judgment, inadequate to complete the restoration of the Building; or (iii) Landlord elects not to repair or restore the Building, in any of which events Landlord or Tenant may, by written notice given to the other party within sixty (60) days of such damage or destruction, declare this Lease terminated as of the happening of such damage or destruction. If, in Landlord’s sole opinion, the net insurance proceeds recoverable by reason of the damage or destruction will not be adequate to complete the restoration of the Building, Landlord shall have the right to terminate this Lease and all unaccrued obligations of the parties hereto by sending a notice of such termination to Tenant. To the extent after fire or other casualty that Tenant shall be deprived of the use and occupancy of the Premises or any portion thereof as a result of any such damage, destruction or the repair thereof, providing Tenant did not cause the fire or other casualty, then Tenant shall be relieved of the same ratable portion of the Rent due under this Lease as the amount of damaged or useless space in the Premises bears to the rentable square footage of the Premises until such time as the Premises may be restored. Landlord shall reasonably determine the amount of damaged or useless space and the square footage of the Premises referenced in the prior sentence.

ARTICLE 11.

CONDEMNATION

In the event of a condemnation or taking of the entire Premises by a public or quasi-public authority, this Lease shall terminate as of the date title vests in the public or quasi-public authority. In the event of (i) a taking or condemnation of fifteen percent (15%) or more (but less than the whole) of the Building and without regard to whether the Premises are part of such taking or condemnation; (ii) a taking or condemnation which results in Landlord electing not to restore the Building; or (iii) a taking or condemnation which results in Landlord electing to change the use of the land upon which the Building is located, Landlord may elect to terminate this Lease by giving notice to Tenant within sixty (60) days of Landlord receiving notice of such condemnation. In the event of a partial taking as described in this Article, or a sale, transfer or conveyance in lieu thereof, which does not result in the termination of this Lease, Rent shall be apportioned according to the ratio that the part of the Premises remaining usable by Tenant bears to the total area of the Premises. All compensation awarded for any condemnation shall be the property of Landlord, whether such damages shall be awarded as a compensation for diminution in the value of the leasehold or to the fee of the Premises, and Tenant hereby assigns to Landlord all of Tenant’s right, title and interest in and to any and all such compensation. Providing, however that in the event this Lease is terminated, Tenant shall be entitled to make a separate claim for the taking of Tenant’s personal property (including fixtures paid for by Tenant), and for costs of moving. Notwithstanding anything herein to the contrary, any condemnation award to Tenant shall be available only to the extent such award is payable separately to Tenant and does not diminish the award available to Landlord or any Lender of Landlord and such award shall be limited to the amount of Rent actually paid by Tenant to Landlord for the period of time for which the award is given. Any additional portion of such award shall belong to Landlord.

ARTICLE 12.

REPAIR AND MAINTENANCE

A. Tenant’s Obligations. Tenant shall keep the Premises in good working order, repair (and in compliance with all Laws now or hereafter adopted) and condition (which condition shall be neat, clean and sanitary) and shall make all necessary non-structural repairs thereto and any repairs to non-Building standard mechanical, HVAC, electrical and plumbing systems or components in or serving the Premises. Tenant’s obligations hereunder shall include, but not be limited to, Tenant’s trade fixtures and equipment, security systems, signs, interior decorations, floor-coverings, wall-coverings, entry and interior doors, interior glass, light fixtures and bulbs, keys and locks, and alterations to the Premises whether installed by Tenant or Landlord. Landlord may make any repairs which are not promptly made by Tenant after Tenant’s receipt of written notice and the reasonable opportunity of Tenant to make said repair within five (5) business days from receipt of said written notice, and charge Tenant for the cost thereof, which cost shall be paid by Tenant within five (5) days from invoice from Landlord.

B. Landlord’s Obligations. Landlord shall maintain (i) the foundations, roof, perimeter walls and exterior windows and all structural aspects of the Building, and (ii) all nonstructural aspects of the Building which relate to the Common Areas or to more than one tenant’s premises, or which no tenant of the Building is required to maintain and repair, including all systems and facilities necessary for the operation of the Building and the provision of services and utilities as required herein (except to the extent that any of the foregoing items are installed by or on behalf of, or are the property of, Tenant). Landlord shall, as soon as is commercially reasonable, also make all necessary structural repairs to the Building and any necessary repairs to the Building standard mechanical, HVAC, electrical (including building standard light fixtures), and plumbing systems in or servicing the Premises (the cost of which shall be included in Operating Expenses under Article 4), excluding repairs required to be made by Tenant pursuant to this Article. Landlord shall have no responsibility to make any repairs until Landlord receives written notice of the need for such repair or otherwise becomes aware. Landlord shall not be liable for any failure to make repairs or to perform any maintenance unless such failure persists for ten (10) days after written notice of the need for such repairs or maintenance is received by Landlord from Tenant or after Landlord otherwise becomes aware and Landlord and its agents, employees and independent contractors shall have the right to enter the Premises to inspect and make such repairs as Landlord deems reasonably necessary or desirable in accordance with Article 13. Landlord shall make every reasonable effort to perform all such repairs or maintenance in such a manner (in its judgment) so as to cause minimum interference with Tenant and the Premises but Landlord shall not be liable to Tenant for any interruption or loss of business pertaining to such activities, unless said interruption is due to negligence or willful misconduct of the Landlord or its’ employees. Landlord shall have the right to require that any damage caused by the negligence or willful misconduct of Tenant or any of Tenant’s agents, contractors, employees, invitees or customers, be paid for and repairs performed by the Tenant (without limiting Landlord’s other remedies herein).

C. General Obligations. Alterations to the Premises required from time to time to comply with applicable laws, requirements of any board of property insurance underwriters or similar entity, or reasonable requirements of Landlord’s or Tenant’s insurers shall be made by the party to this Lease responsible for maintaining and repairing the applicable aspect of the Premises hereunder. Landlord warrants to Tenant that, as of the Commencement Date, all aspects of the Premises comprising Landlord’s Work, if any, shall comply with all applicable laws, with the requirements of Landlord’s insurers, and with the requirements of all boards of property insurance underwriters and similar entities.

D. Signs and Obstructions. (i) Tenant shall not obstruct or permit the obstruction of light, halls, Common Areas, roofs, parapets, stairways or entrances to the Building or the Premises and, except as expressly provided for in this Lease, will not affix, paint, erect or inscribe any sign, projection, awning, signal or advertisement of any kind to any part of the Building or the Premises, including the inside or outside of the windows or doors, unless the design meets the building standard and without the written consent of Landlord. If such work is done by Tenant through any person, firm or corporation not approved by Landlord, or without the express written consent of Landlord, Landlord shall have the right to remove such signs, projections, awnings, signals or advertisements without being liable to the Tenant by reason thereof and to charge the cost of such removal to Tenant as Additional Rent, payable within ten (10) days of Landlord’s demand therefor. Landlord shall provide, at Landlord’s sole cost and expense, building standard signage at the entrance to the Premises and on the lobby directory. Landlord agrees that Tenant’s signage on the lobby directory shall include the TRX colored logo, displayed as agreed to by the parties. For each full floor occupied by Tenant, Tenant’s colored logo may be prominently displayed on both walls of the elevator corridor, at Tenant’s sole cost and expense.

(ii) Tenant may, at Tenant’s sole cost and expense, install, (so long as Tenant is not in default beyond any applicable cure), two (2) signs, one each at the top of the exterior of the Building on the south and east side of the Building (each a “Building Sign” collectively the “Building Signs”), as shown on Exhibit O. All costs associated with the initial installation of the Building Signs may, at Tenant’s option, be deducted from Tenant’s Improvement Allowance. The Building Signs shall be subject to Landlord’s prior written approval as to size, color, design, lighting, and installation details (including sub metering all needed utilities), and the approval of all applicable governmental authorities. Tenant, at its sole cost and expense, shall be responsible for the installation of any signage frames (or other installation needed) or utilities needed for the installation or operation of the Building Signs. Tenant, at its sole cost and expense, will obtain all permits, licenses or approvals required to install and operate the Building Signs. If Tenant installs either or both Building Signs during the Term, Tenant, at its sole cost and expense, shall (a) operate the Building Signs; and (b) repair, maintain and replace the Building Signs in good order and condition. For so long as Tenant has the right to display the Building Signs, Landlord shall not permit any other tenant of the Building to have signage placed at the top of the exterior of the Building

(iii) Tenant will be responsible for repairing any damage to the top of the Building (including the roof) caused by the installation, maintenance or removal of the Building Signs. Any required repairs shall be performed by roofing or other contractors approved by the Landlord, with the cost and expenses of such repairs to be borne by Tenant. Landlord will permit Tenant reasonable access to the roof and/or building, as needed, to install, maintain, and/or remove equipment for the Building Signs. Tenant will exercise every reasonable effort to minimize any disruption of activity otherwise occurring in and about the Common Areas. Tenant will ensure that each Building Sign, and each part of it, will be installed in accordance and in full compliance with all local building rules of construction and codes.

(iv) Tenant shall maintain the Building Signs and related equipment in good condition and repair throughout the Term. Upon expiration of the Lease or Tenant’s vacation of the Premises, Tenant shall remove the Building Signs at its sole cost and expense and return the sign frame faces and the roof to Landlord. Upon removal of each Building Sign, Tenant, at its sole cost and expense, will repair any damage to the Building or Landlord’s property resulting from such removal, including sealing all penetrations and leaving all surfaces reasonably matching the surrounding area in texture and color. The sign frame is and shall remain the property of Landlord or Landlord’s assignee.

(v) Tenant will indemnify, defend, protect and hold Landlord harmless from and against any claims, liabilities, judgments, costs, or expenses assessed against or incurred by Landlord (including reasonable attorney fees) arising out of or related to property damage, personal injury or death directly caused by the activities of Tenant or its employees, agents or contractors in installing, operating, servicing or removing a Building Sign. In no event shall Tenant’s installation of its Building Signs preclude Landlord from the use of the top of the Building for any other use so long as the visibility of Tenant’s sign is not materially impaired. In no event shall any portion of the roof or the sign frame be deemed a portion of the Premises for the calculation of any Base Rent, Taxes, Operating Expenses or Taxes hereunder, nevertheless, because of Tenant’s right to use the signage frame in connection with the sign, for all other purposes under this Lease, including insurance and indemnity obligations, the sign shall be deemed included in the Premises.

(vi) Tenant shall be identified as the top listing on the multi-tenant monument sign located at the entrance of the Building (the “Monument Sign”) using Tenant’s colored logo. All costs in connection with the design, fabrication and installation of any Tenant identification on the Monument Sign (the “Tenant Identification”) shall be borne by Tenant. Tenant shall submit to Landlord reasonably detailed drawings of the proposed Tenant Identification, including without limitation, the size, material, shape and lettering for review and approval by Landlord. Notwithstanding the foregoing, Landlord shall have the right to designate standard sizes, materials, shapes and lettering for any tenant identification on the Monument Sign, which standards may differ depending on the square footage of the tenant that is being identified on the Monument Sign. In conjunction with Landlord’s rights under the preceding sentence, Landlord agrees that it has reviewed Tenant’s standard logo, as shown in “Exhibit O”, for such signage and will utilize such logo as provided by Tenant on the Monument Sign. Landlord, upon the expiration date or sooner termination of this Lease, shall have the right to remove the Building Signs, or Tenant Identification. In addition, Landlord, at Tenant’s sole cost and expense, shall have the right to remove or obscure the Building Sign Tenant Identification, if, at any time during the Term, Tenant is in violation of any of the Signage Conditions and has not cured such violation in accordance with the notice and cure provisions of this Lease.

For purposes of this Lease, the “Signage Conditions” are: (1) Tenant has not assigned this Lease (except in connection with a transfer permitted under this Lease), (2) Tenant has not sublet more than 51% unless with a permitted sublease of the Premises (except in connection with a permitted transfer), (3) Tenant and any permitted transferee are using the entire Premises for the Use, (4) Tenant is not in default under any term or condition of the Lease after the delivery of notice and the expiration of any applicable cure periods. Notwithstanding the foregoing, if the Monument Sign is a “multi-tenant” monument sign (i.e. it includes the name of at least one (1) tenant in addition to Tenant), condition (1) prohibiting an assignment of the Lease shall not be applicable and an assignee of Tenant’s interest under the Lease shall be entitled to substitute its name for the name of Tenant on the Monument Sign. The name of Landlord or its managing agent shall not be considered to be a tenant name for the purpose of determining whether the Monument Sign is a multi-tenant monument sign.

E. Outside Services. Tenant shall not permit, except by Landlord or a person or company reasonably satisfactory to and approved by Landlord: (i) the extermination of vermin in, on or about the Premises; (ii) the servicing of heating, ventilating and air conditioning equipment; (iii) the collection of rubbish and trash other than in compliance with local government health requirements and in accordance with the rules and regulations established by Landlord, which shall minimally provide that Tenant’s rubbish and trash shall be kept in containers located so as not to be visible to members of the public and in a sanitary and neat condition; or (iv) window cleaning, janitorial services or similar work in or about the Premises.

F. Condition of Premises. Except as otherwise provided in this Lease to the contrary, Tenant hereby agrees that the Premises shall be taken “as is”, “with all faults”, “without any representations or warranties”, and Tenant hereby acknowledges and agrees that it has investigated and inspected the condition of the Premises and the suitability of same for Tenant’s purposes, and Tenant does hereby waive and disclaim any objection to, cause of action based upon, or claim that its obligations hereunder should be reduced or limited because of the condition of the Premises or the Building or the suitability of same for Tenant’s purposes. Tenant acknowledges that neither Landlord nor any agent nor any employee of Landlord has made any representation or warranty with respect to the Premises or the Building or with respect to the suitability of either for the conduct of Tenant’s business and Tenant expressly represents and warrants that Tenant has relied solely on its own investigation and inspection of the Premises and the Building in its decision to enter into this Lease and let the Premises in an “As Is” condition. The Premises shall be initially improved as provided in, and subject to, the Work Letter attached hereto as Exhibit “B” and made a part hereof. The existing leasehold improvements in the Premises as of the date of this Lease, together with the Tenant Improvements (as defined in the Work Letter) may be collectively referred to herein as the “Tenant Improvements.” The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in satisfactory condition.

Landlord reserves the right from time to time: (i) to install, use, maintain, repair, replace and relocate for service to the Premises and/or other parts of the Building pipes, ducts, conduits, wires, appurtenant fixtures, and mechanical systems, wherever located in the Premises or the Building, (ii) to alter, close or relocate any facility in the Premises or the Common Areas or otherwise conduct any of the above activities for the purpose of complying with a general plan for fire/life safety for the Building or otherwise and (iii) to comply with any federal, state or local law, rule or order with respect thereto or the regulation thereof not currently in effect. Landlord shall attempt to perform any such work with the least inconvenience to Tenant as possible, but, except as otherwise expressly provided herein, in no event shall Tenant be permitted to withhold or reduce Rent or other charges due hereunder as a result of same or otherwise make claim against Landlord for interruption or interference with Tenant’s business and/or operations. Landlord shall endeavor (except in case of emergency) to give fifteen business (15) days advance written notice in the event of an interruption or interference that would materially affect Tenant’s business operations.

G. Shoring. If any excavation or construction is made adjacent to, upon or within the Building, or any part thereof, Tenant shall afford to any and all persons causing or authorized to cause such excavation or construction license to enter upon the Premises for the purpose of doing such work as such persons shall deem necessary to preserve the Building or any portion thereof from injury or damage and to support the same by proper foundations, braces and supports, without any claim for damages or indemnity or abatement of the Rent, or of a constructive or actual eviction of Tenant.

ARTICLE 13.

INSPECTION OF PREMISES

With advance notice, reasonable under the circumstances, Tenant shall permit the Landlord the Building Manager and its authorized representatives to enter the Premises to show the Premises during Normal Business Hours of the Building and at other reasonable times, in the case of an emergency or to inspect the Premises, to clean the Premises, to serve or post notices as provided by law or which Landlord deems necessary for the protection of Landlord or Landlord’s property. If Tenant shall not be personally present to open and permit an entry into the Premises at any time when such an entry is necessary or permitted hereunder, Landlord may enter by means of a master key or may enter forcibly, only in the case of an emergency, without liability to Tenant and without affecting this Lease.

ARTICLE 14.

SURRENDER OF PREMISES

Upon the expiration of the Term, or sooner termination of the Lease, Tenant shall quit and surrender to Landlord the Premises, broom clean, in good order and condition, normal wear and tear and damage by fire and other casualty which are Landlord’s obligation excepted. Unless otherwise agreed to by the parties during plan review and approval process, all Tenant Improvements and other permanent fixtures, such as light fixtures and HVAC equipment, wall coverings, carpeting, in or serving the Premises, whether installed by Tenant or Landlord, shall be Landlord’s property and shall remain, all without compensation, allowance or credit to Tenant. Any property not removed shall be deemed to have been abandoned by Tenant and may be retained or disposed of by Landlord at Tenant’s expense free of any and all claims of Tenant, as Landlord shall desire. All property not removed from the Premises by Tenant may be handled or stored by Landlord at Tenant’s expense and Landlord shall not be liable for the value, preservation or safekeeping thereof. At Landlord’s option all or part of such property may be conclusively deemed to have been conveyed by Tenant to Landlord as if by bill of sale without payment by Landlord.

ARTICLE 15.

HOLDING OVER

Should Tenant, without Landlord’s written consent, hold over after termination of this Lease, Tenant shall become a tenant at sufferance and any such holding over shall not constitute an extension of this Lease. Tenant shall pay Landlord, monthly and in advance, 150% of the annual Rent that was payable immediately preceding the hold-over period, prorated on a per diem basis, for each day Tenant shall retain possession of the Premises or any part thereof after expiration or earlier termination of this Lease, together with all damages sustained by Landlord on account thereof and all other payments required to be made by Tenant hereunder. The foregoing provisions shall not serve as permission for Tenant to hold-over, nor serve to extend the Term (although Tenant shall remain bound to comply with all provisions of this Lease until Tenant vacates the Premises) and Landlord shall have the right at any time thereafter to enter and possess the Premises and remove all property and persons therefrom or to require Tenant to surrender possession of the Premises as provided in this Lease upon the expiration or earlier termination of the Term. If Tenant fails to surrender the Premises upon the expiration or termination of this Lease, (a) Tenant shall pay to Landlord all actual damages incurred or suffered by Landlord as a result in an amount not to exceed twelve (12) months of Rent calculated at the rate in effect for the last month of the Term, and (b) Landlord will use commercially reasonable efforts to mitigate its damages resulting from Tenant’s failure to surrender in accordance with this Lease. No acceptance by Landlord of any Rent during or for any period following the expiration or termination of the Lease shall operate or be construed as an extension or renewal of the Lease. Should Tenant remain in the Premises on a month-to-month basis with Landlord’s prior and express written approval, such month-to-month tenancy may be cancelled by either party with thirty (30) days’ prior written notice or such lesser time period as may be permitted by law.

ARTICLE 16.

SUBLETTING AND ASSIGNMENT

A. Tenant shall not assign its interests hereunder, sublease all or any portion of the Premises (for purposes of this Lease, a license shall be deemed to be a sublease), or list the Premises or any part thereof as available for assignment or sublease with any broker or agent or otherwise advertise, post, communicate or solicit prospective assignees or subtenants through any direct or indirect means, transfer any rights in more than fifty percent (50%) of the ownership of Tenant, or allow any other person to use or occupy any portion of the Premises (each event may be hereinafter referred to as a “Transfer”), without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed beyond fifteen (15) days after receipt of Tenant’s request, except that Landlord shall not, under any circumstances, be obligated to consent to any assignment or subletting by Tenant (i) to any other tenant of the Building, (ii) by operation of law, or (iii) to any person who fails to meet any of the other reasonable criteria of Landlord that Tenant was required to meet prior to the execution of this Lease.

Tenant shall not assign its interests hereunder, sublease all or any portion of the Premises to any entity which acquires all or part of Tenant, or which is acquired in whole or in part by Tenant, or which is controlled directly or indirectly by Tenant, or which entity controls, directly or indirectly, Tenant (“Affiliate”), or which owns or is owned by the Affiliate, without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed beyond fifteen (15) days after receipt of Tenant’s request, so long as such transaction was not entered into as a subterfuge to avoid the obligations and restrictions of the Lease and as long as said Affiliate has equal or greater net worth as Tenant.

B. In the event that Tenant desires to assign or sublet the Premises, Tenant shall provide Landlord with financial statements for the proposed transferee, a fully executed copy of the proposed assignment, sublease (to include a recognition agreement acceptable to Landlord) or other Transfer documentation and such other information as Landlord may reasonably request. Within fifteen (15) days after receipt of the required information and documentation, Landlord shall either: (a) consent to the Transfer by execution of a consent agreement in a form designated by Landlord; (b) refuse to consent to the Transfer in writing; or (c) recapture the portion of the Premises that Tenant is proposing to Transfer (Landlord shall only have the right to recapture the portion of the Premises that Tenant is proposing to Transfer if (i) Tenant is in default or (ii) if Tenant is in the final year of its Term). If Landlord exercises its right to recapture, this Lease shall automatically be amended (or terminated if the entire Premises is being assigned or sublet) to delete the applicable portion of the Premises effective on the proposed effective date of the Transfer, although Landlord may require Tenant to execute a reasonable amendment or other document reflecting such reduction or termination. Tenant shall pay Landlord a review fee of $1,000.00 for Landlord’s review of any requested Transfer.

C. If Landlord approves an assignment or sublease as herein provided, Tenant shall pay to Landlord, as Additional Rent due under this Lease, as applicable (i) in the case of a sublease, an amount equal to 50% of the Profit, as defined below. Such profit amounts shall be due and payable by Tenant to Landlord within ten (10) days of Tenant’s receipt of payment from the subtenant or assignee. Profit amounts in the case of a sublease shall be calculated and adjusted (if necessary) on a Lease Year (or partial Lease Year) basis, and there shall be no cumulative adjustment for the term.

The following shall constitute the definition of “Profits”: the gross revenue received by Tenant from the assignee or sublessee during the sublease term or during the assignment, less: (i) the gross revenue paid to Landlord by Tenant during the period of the sublease term or during the assignment term ; (ii) the gross revenue paid to Landlord by Tenant for all days the portion of the Premises in question was vacated from the date that Tenant first vacated that portion of the Premises until the date the assignee or sublessee was to pay rent; (iii) any improvement allowance or other economic concession (planning allowance, moving expenses, etc.), paid by Tenant to sublessee or assignee; (iv) brokers’ commissions; (v) attorneys’ fees; (vi) lease takeover payments; (vii) costs of advertising the space for sublease or assignment.

D. [Intentionally Deleted].

ARTICLE 17.

SUBORDINATION, NON-DISTURBANCE, ATTORNMENT AND MORTGAGEE PROTECTION

This Lease is subject and subordinate to all Mortgages now or hereafter placed upon the Building, and all other encumbrances and matters of public record applicable to the Building, including without limitation, any reciprocal easement or operating agreements, ground or underlying leases, covenants, conditions and restrictions and Tenant shall not act or permit the Premises to be operated in violation thereof. Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all ground or underlying leases or Mortgages which may hereafter be executed covering the Premises, the Building or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof; provided, however, that Landlord shall use commercially reasonable efforts to obtain from any Lender or other party in question a written undertaking in favor of Tenant to the effect that such Lender or other party will not disturb Tenant’s right of possession under this Lease if Tenant is not then or thereafter in breach of any covenant or provision of this Lease and otherwise substantially in the form attached hereto as Exhibit F which Tenant agrees, within ten (10) days after Landlord’s written request therefor, to execute, acknowledge and deliver upon request. To the extent not expressly prohibited by Law, Tenant waives the provisions of any Law now or hereafter adopted which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease or Tenant’s obligations hereunder if such foreclosure or power of sale proceedings are initiated prosecuted or completed.

ARTICLE 18.

ESTOPPEL CERTIFICATE

Either party shall from time to time, upon written request by the other, execute, acknowledge and deliver to the requesting party (or the lender of the requesting party, as the case may be), within ten (10) business days after receipt of such request, a statement in writing certifying, without limitation: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, identifying such modifications and certifying that the Lease, as modified, is in full force and effect); (ii) the dates to which Rent and any other charges have been paid; (iii) that the requesting party is not in default under any provision of this Lease (or if the requesting party is in default, specifying each such default) and that no events or conditions exist which, with the passage of time or notice or both, would constitute a default on the part of the requesting party hereunder; (iv) the address to which notices to the non-requesting party shall be sent; (v) the amount of Tenant’s security deposit; it being understood that any such statement so delivered may be relied upon in connection with any lease, mortgage or transfer and (vi) such other factual matters as the requesting party may reasonably request.

ARTICLE 19.

DEFAULTS

A. Tenant Defaults: The occurrence of any of the following shall constitute a “default” by Tenant hereunder:

(a) Tenant fails to pay when due any installment or other payment of Rent or any other amount owing to Landlord; or

(b) Tenant fails to keep in effect any insurance required to be maintained hereunder, and such failure continues for thirty (30) days after notice thereof given by or on behalf of Landlord; or

(c) Tenant or any guarantor hereunder becomes insolvent, makes an assignment for the benefit of creditors, files a voluntary petition in bankruptcy or an involuntary petition in bankruptcy is filed against Tenant which petition is not dismissed within sixty (60) days of its filing; or

(d) Tenant fails to timely comply with its obligations under Article 5(D); or

(e) Tenant fails to observe or perform according to the provisions of Article 17 or 18 within the time periods specified in such Articles; or

(f) A receiver is appointed for Tenant’s business or assets and the appointment of such receiver is not vacated within sixty (60) days after such appointment; or

(g) Tenant fails to perform or observe any of the other covenants, conditions or agreements contained herein on Tenant’s part to be kept or performed or breaches a representation made hereunder, and such failure shall continue for thirty (30) days after notice thereof is given by or on behalf of Landlord, or if such default is curable but cure cannot reasonably be effected within such thirty (30) day period, such default shall not be a default hereunder so long as Tenant promptly commences cure within ten (10) days and thereafter diligently prosecutes such cure to completion.

All notices required to be given under this paragraph shall be in lieu of, and not in addition to any notice requirements imposed by law, statute, ordinance, governmental regulation or requirement of the United States, the State in which the Building is located or any local government authority or agency or any political subdivision thereof, now or hereafter in effect.

If Tenant or any guarantor hereunder files a voluntary petition pursuant to the United States Bankruptcy Reform Act of 2005, as the same may be from time to time be amended (the “Bankruptcy Code”), or take the benefit of any insolvency act or be dissolved, or if an involuntary petition or proceeding for dissolution or liquidation is filed against Tenant pursuant to the Bankruptcy Code and said petition is not dismissed within sixty (60) days after such filing, or if a proceeding for the appointment of a trustee or a receiver is commenced for Tenant’s business or all or a portion of its assets and the appointment of such receiver is not vacated within sixty (60) days after such appointment, or if it shall make an assignment for the benefit of its creditors, then Landlord shall have all of the rights provided for in the event of nonpayment of the Rent. Tenant hereby stipulates to the lifting of the automatic stay in effect and relief from such stay in the event Tenant files a petition under the Bankruptcy Code, for the purpose of Landlord pursuing its rights and remedies against Tenant and/or a guarantor under this Lease. The rejection of this Lease by Tenant under Bankruptcy Code shall constitute a substantial default and breach of this Lease by Tenant. Upon the occurrence of any such event of material default and breach by Tenant, Landlord may terminate this Lease by written notice to Tenant.

If any alleged default on the part of the Landlord hereunder occurs, Tenant shall give written notice to Landlord in the manner herein set forth and shall afford Landlord thirty (30) days to cure any such default. In addition, Tenant shall send notice of such default by certified or registered mail, postage prepaid, to the holder of any Mortgage whose address Tenant has been provided in writing, and shall afford such Mortgage holder thirty (30) days to cure any alleged default on Landlord’s behalf. If such default is curable but cure cannot reasonably be effected within such thirty (30) day period by Landlord or Lender, such default shall not be a default hereunder so long as Landlord or Lender promptly commences to cure and thereafter diligently prosecutes such cure to completion.

ARTICLE 20.

REMEDIES

A. Landlord Remedies. (i) Upon the occurrence of a default as described in Section 19, Landlord shall have the option to do and perform any one or more of the following in addition to, and not in limitation of, any other remedy or right permitted it by law or in equity or by this Lease:

(a) Commence dispossessory proceedings with or without the termination of this Lease. Tenant shall remain liable for the payment of all Rent accruing after any writ of possession as to the Premises is issued to Landlord; and/or

(b) Landlord may, with or without terminating this Lease (whether by notice or operation of law), enter upon and take possession of the Premises (either through self-help or by use of legal proceedings) and expel or remove Tenant’s signs (and other evidence of tenancy) and Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim for damages therefor, and, without such entry and possession terminating the Lease or releasing Tenant, in whole or in part, from any obligation, including Tenant’s obligation to pay Rent, including any amounts treated as Additional Rent, hereunder for the full Term. In any such case, if Landlord so elects, Landlord may make such alterations and repairs as, in Landlord’s judgment, may be necessary to relet the Premises, and relet the Premises and any part thereof for such rent and for such period of time and subject to such terms and conditions as Landlord may deem advisable and receive the rent therefor. Upon each such reletting, all rent received by Landlord from such reletting shall be applied first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any loss, costs and expenses of such reletting, including without limitation brokerage fees, attorneys’ fees and the costs and expenses of such alterations and repairs (but shall in no event include costs of improvements or alterations to the Premises for a replacement tenant if such reletting occurs during the final eighteen (18) months of the Term) (“Costs of Reletting”); third, to the payment of Rent due and unpaid hereunder; and the residue, if any (hereinafter, the “Net Reletting Proceeds”), shall be held by Landlord and applied in payment of future Rent as the same may become due and payable hereunder; provided, however, that any Net Reletting Proceeds remaining at the expiration or other termination of this Lease shall be the property of Landlord and Tenant hereby relinquishes any claim thereto. Tenant agrees to pay to Landlord, on demand, any deficiency that may arise by reason of such reletting (the “Deficiency”). Notwithstanding any such reletting without termination, Landlord may, at any time thereafter, elect to terminate this Lease for such prior default and Tenant shall be and remain liable for such Deficiency notwithstanding such termination; and/or

(c) Commence proceedings against Tenant for all amounts owed by Tenant to Landlord, whether as Monthly Base Rent, Additional Rent, damages or otherwise; and/or

(d) Landlord may, with or without terminating this Lease, at its election be entitled to damages for all Rent and other charges which would be payable for the balance of the Term remaining after the date of termination of the Lease, and/or after recovery of possession of the Premises, in addition to any other remedy it may have and damages for all past due Rent and other monies owed up to termination of the Lease, and/or up to recovery of possession of the Premises, by reason of Tenant’s default hereunder, including, without limitation, the cost of recovering the Premises and reasonable attorneys’ fees. The parties agree that damages for Rent and other charges payable subsequent to such date of termination, and/or such date of recovery of possession, would be difficult or impossible to estimate accurately and that it is their intent to provide herein for liquidated damages in such event. As a reasonable pre-estimate of Landlord’s probable loss, the parties agree that (a) in the event that the Premises have not been relet, then at its election Landlord shall be entitled to the entire amount of the stipulated Rent and other charges required to be paid under this Lease for the balance of the Term from the date of such early termination, or the date of such recovery of possession, to the date this Lease would have expired in accordance with Article 1 I. hereinabove had there been no default (the “Balance of the Term”), discounted to present value using a discount rate of six percent (6%) per annum (the “Discount Rate”); or (b) in the event that the Premises have been relet, then at its election Landlord shall be entitled to the entire amount of the Deficiency for the Balance of the Term, discounted to present value at the Discount Rate. In the event that Landlord elects to proceed in accordance with item (a) above, and if Landlord thereafter receives any Net Reletting Proceeds then the same shall be determined and remitted to Tenant annually after each Fiscal Year closes. Tenant waives any right to assert that Landlord’s actual damages are less than the amount calculated hereunder; Landlord waives any right to assert that its damages are greater than the amount calculated hereunder. Anything to the contrary in this Lease notwithstanding, it is agreed to by Landlord and Tenant that they each intend to be bound by this provision in the event Landlord elects to proceed under this paragraph (iii), and this shall be Landlord’s exclusive remedy with respect to damages for post-termination Rent and other post-termination charges in the event of such election by Landlord; and/or

(e) Terminate the Lease, in which event Tenant shall immediately surrender the Premises to Landlord. Tenant agrees to pay on demand the amount of all actual loss and damage which Landlord may suffer by reason of the termination of the Lease Term under this Section or otherwise; and/or

(f) Enter upon and take possession of the Premises, without being liable for prosecution of any claim for damages or for trespass or other tort; and/or

(g) Do or cause to be done whatever Tenant is obligated to do under the terms of this Lease, in which case Tenant agrees to reimburse Landlord on demand for any and all costs or expenses which Landlord may thereby incur. Tenant agrees that Landlord shall not be liable for any damages resulting to Tenant from effecting compliance with Tenant’s obligations under this Section, except if caused by the negligence or willful misconduct of Landlord; and/or

(h) Enforce the performance of Tenant’s obligations hereunder by seeking injunction or other equitable relief (which remedy may be exercised upon any breach or default or any threatened breach or default of Tenant’s obligations hereunder).

(ii) Pursuit of any of the foregoing remedies shall not preclude Landlord from pursuing any other remedies herein or at law or in equity provided, nor shall pursuit of any remedy by Landlord constitute a forfeiture or waiver of any Rent due to Landlord hereunder or of any damages accruing to Landlord by reason of Tenant’s violation of any of the covenants and provisions of this Lease. No action by Landlord other than an express waiver or release of such liability shall be construed as relieving Tenant of it’s obligation to pay all amounts due under this Lease for the entire Term.

(iii) Tenant shall pay Two Hundred Fifty and No/100 Dollars ($250.00), promptly upon demand, as a charge to cover Landlord’s administrative and clerical expenses in the event a check given to Landlord by Tenant is returned to Landlord unpaid by Landlord’s bank due to insufficient funds or any other reason.

(iv) Whether or not Landlord terminates this Lease, Landlord shall have the right, as Landlord chooses in its absolute discretion, (i) to terminate any or all subleases, licenses, concessions and other agreements entered into by Tenant in connection with its occupancy of the Premises and/or (ii) to maintain any or all such agreements in effect and succeed to Tenant’s interests in connection therewith (in which event Tenant shall cease to have any interest in any such agreement).

(v) Attorneys’ Fees. In any action to enforce the terms of this Lease, including any suit by Landlord for the recovery of Rent or possession of the Premises, the losing party shall reimburse the successful party for attorneys’ fees incurred in such suit and such attorneys’ fees shall be deemed to have accrued prior to the commencement of such action and shall be paid whether or not such action is prosecuted to judgment. (ii) Should Landlord, without fault on Landlord’s part, be made a party to any litigation instituted by Tenant or by any third party against Tenant, or by or against any person holding under or using the Premises by license of Tenant, or for the foreclosure of any lien for labor or material furnished to or for Tenant or any such other person or otherwise arising out of or resulting from any act or transaction of Tenant or of any such other person, Tenant covenants to save and hold Landlord harmless from and against any judgment rendered against Landlord or the Premises or any part thereof and from and against all costs and expenses, including attorneys’ fees, incurred by Landlord in connection with such litigation.

(vi) In addition to the above, Landlord shall have any and all other rights provided a landlord at law or in equity, including, but not limited to, those remedies provided for by laws, statutes, ordinances, governmental regulations or requirements of the United States, the State in which the Building is located or any local government authority or agency or any political subdivision thereof, now or hereafter in effect, for breach of a lease or tenancy by a tenant.

(vii) TENANT HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM, ACTION PROCEEDING OR COUNTERCLAIM BY EITHER LANDLORD OR TENANT AGAINST THE OTHER OR ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, AND/OR TENANT’S USE OR OCCUPANCY OF THE PREMISES.

(viii) Following a Tenant default leading to Landlord exercising its remedies under this Article 20, Landlord shall use commercially reasonable efforts to mitigate its damages (which obligation shall survive termination of this Lease); provided further, (i) such efforts need not exceed the efforts as Landlord generally uses to lease other space in the Building, (ii) Landlord will not be deemed to have failed to mitigate if Landlord or its affiliates lease any other portions of the Building or other projects owned by Landlord or its affiliates in the same geographic area, before reletting all or any portion of the Premises, (iii) any failure to mitigate as described herein with respect to any period of time shall only reduce the Rent and other amounts to which Landlord is entitled hereunder by the reasonable rental value of the Premises during such period, and (iv) in recognition that the value of the Building depends on the rental rates and terms of leases therein, Landlord’s rejection of a prospective replacement tenant based on an offer of rentals below Landlord’s publicized rates for new leases of comparable space at the Building at the time in question, or at Landlord’s option, below the rates provided in this Lease, or containing terms less favorable than those contained herein, shall not give rise to a claim by Tenant that Landlord failed to use commercially reasonable efforts to mitigate Landlord’s damages.

B. Tenant Remedies. Upon the occurrence of any default by Landlord, Tenant shall, except as otherwise expressly provided herein, have all rights and remedies provided hereunder and by law from time to time; provided, however, that Tenant shall in no event have the right to terminate this Lease except as expressly provided herein or as provided by law.

ARTICLE 21.

QUIET ENJOYMENT

Landlord covenants and agrees with Tenant that so long as Tenant pays Rent and observes and performs all the terms, covenants, and conditions of this Lease on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises subject, nevertheless, to the terms and conditions of this Lease, and Tenant’s possession will not be disturbed by anyone claiming by, through, or under Landlord.

ARTICLE 22.

ACCORD AND SATISFACTION

No payment by Tenant or receipt by Landlord of an amount less than full payment of Rent then due and payable shall be deemed to be other than on account of Rent then due and payable, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided for in this Lease or available at law or in equity.

ARTICLE 23.

SECURITY DEPOSIT

To secure the full and faithful performance by Tenant of all of the covenants, conditions and agreements set forth in this Lease to be performed by it, including, without limitation, the foregoing such covenants, conditions and agreements in this Lease which become applicable upon its termination by re-entry or otherwise, Tenant shall, on or before the Effective Date, deposit with Landlord the sum shown in Article 1 as a “Security Deposit” on the understanding:

(a) that the Security Deposit or any portion thereof may be applied to the curing of any default that may exist, including but not limited to a breach for failure to pay Rent, without prejudice to any other remedy or remedies which Landlord may have on account thereof, and upon such application Tenant shall pay Landlord on demand the amount so applied which shall be added to the Security Deposit so the same will be restored to its original amount;

(b) that should the Premises be conveyed by Landlord, the Security Deposit or any balance thereof may be turned over to the Landlord’s grantee, and if the Security Deposit is turned over to such grantee, Tenant hereby releases Landlord from any and all liability with respect to the Security Deposit and its application or return, and Tenant agrees to look solely to such grantee for such application or return;

(c) that Landlord may commingle the Security Deposit with other funds, shall not be required to keep the Security Deposit in trust, and shall not be obligated to pay Tenant any interest;

(d) that the Security Deposit shall not be considered an advance payment of Rent or a measure of damages for any default by Tenant, nor shall it be a bar or defense to any actions by Landlord against Tenant;

(e) [Intentionally Deleted];

(f) that if Tenant shall faithfully perform all of the covenants and agreements contained in this Lease on the part of the Tenant to be performed, and provided there exists no default by Tenant hereunder, the Security Deposit or any then remaining balance thereof, shall be returned to Tenant, without interest, within thirty (30) days after the expiration of the Term, provided that subsequent to the expiration of this Lease, Landlord may retain from the Security Deposit (i) an amount reasonably estimated by Landlord to cover potential Operating Expense reconciliation payments due with respect to the calendar year in which this Lease terminates or expires (such amount so retained shall not, in any event, exceed ten percent (10%) of estimated Operating Expense payments due from Tenant for such calendar year through the date of expiration or earlier termination of this Lease and any amounts so retained and not applied to such reconciliation shall be returned to Tenant within thirty (30) days after Landlord’s delivery of the Statement for such calendar year), (ii) any and all amounts reasonably estimated by Landlord to cover the anticipated costs to be incurred by Landlord to remove any signage provided to Tenant under this Lease and to repair any damage caused by such removal (in which case any excess amount so retained by Landlord shall be returned to Tenant within thirty (30) days after such removal and repair), and (iii) any and all amounts permitted by law or this Article 23. Tenant hereby waives any and all provisions of law, now or hereafter in effect in the State in which the Building is located or any local government authority or agency or any political subdivision thereof, that limit the types of defaults for which a landlord may claim sums from a security deposit, it being agreed that Landlord, in addition, may claim those sums specified in this Article 23 above and/or those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the acts or omissions of Tenant or any officer, employee, agent, contractor or invitee of Tenant. Tenant further covenants that it will not assign or encumber the money deposited herein as a Security Deposit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. In lieu of a Security Deposit, Tenant may deliver or cause to be delivered to Landlord (prior to and as a condition of Landlord’s execution of this Lease) a Letter of Credit in accordance with the provisions of Exhibit J.

No later than the Effective Date, Tenant shall deliver or cause to be delivered to Landlord a Letter of Credit in accordance with the provisions of Exhibit J.

ARTICLE 24.

BROKERAGE COMMISSION

Landlord and Tenant represent and warrant to each other that neither has dealt with any broker, finder or agent except for the Broker(s) identified in Article 1. Tenant represents and warrants to Landlord that (except with respect to the Broker(s) identified in Article 1 and with whom Landlord has entered into a separate brokerage agreement) no broker, agent, commission salesperson, or other person has represented Tenant in the negotiations for and procurement of this Lease and of the Premises and that no commissions, fees, or compensation of any kind are due and payable in connection herewith to any broker, agent commission salesperson, or other person. Tenant agrees to indemnify and hold harmless Landlord, its agents, members, partners, representatives, officers, affiliates, shareholders, employees, successors and assigns from and against any and all loss, liabilities, claims, suits, or judgments (including, without limitation, attorneys’ fees and court costs incurred in connection with any such claims, suits, or judgments, or in connection with the enforcement of this indemnity) for any fees, commissions, or compensation of any kind which arise out of or are in any way connected with any claimed agency relationship not referenced in Article 1.

ARTICLE 25.

FORCE MAJEURE

Landlord shall be excused for the period of any delay in the performance of any obligation hereunder when prevented from so doing by a cause or causes beyond its control, including all labor disputes, civil commotion, war, war-like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, fire or other casualty, inability to obtain any material, services or financing, or through acts of God. Tenant shall similarly be excused for delay in the performance of any obligation hereunder; provided:

(a) nothing contained in this Section shall be deemed to excuse or permit any delay in the payment of Rent, or any delay in the cure of any default which may be cured by the payment of money nor shall this sub-paragraph be deemed to override any other provision of this Lease under which rent abatement is allowed; and

(b) no reliance by Tenant upon this Section shall limit or restrict in any way Landlord’s right of self-help as provided in this Lease.

ARTICLE 26.

PARKING

(a) Landlord hereby grants to Tenant the right, in common with others authorized by Landlord (unless exclusive use is specified in Article 1(R) above), to use the parking facilities in, or on the roof of, that portion of the garage attached to or otherwise serving the Building, which is specifically allocated for the use of the Building and its occupants (the “Parking Facility”) and to use no more than the number of spaces made available to Tenant as set forth in Article 1(R) (the “Spaces”) notwithstanding the number of Tenant’s employees, customers or invitees. Landlord agrees that it will maintain a Parking Facility in the Building or in reasonable proximity thereto which shall contain at all times after the Commencement Date at least 3.7 parking spaces for each one-thousand (1,000) rentable square feet of space occupied by tenants of the Building.

(b) No deductions or allowances shall be made for days when Tenant or any of its employees does not utilize the Parking Facility or for Tenant utilizing less than all of the Spaces. Tenant shall not have the right to lease or otherwise use more than the number of unreserved Spaces set forth above.

(c) If Tenant adds additional office space to its Premises under this Lease due to the exercise of any options under this Lease, then Tenant shall be entitled to additional unreserved parking spaces equal to 4.0 spaces for every 1,000 rentable square feet contained in such additional space. Such additional spaces shall be considered “Spaces” hereunder and shall be subject to the terms and provisions of this Article 26.

(d) During the initial Term, any subsequent renewal terms Tenant shall not pay for parking in the Parking Facility.

(e) Except for particular spaces and areas mutually agreed to by Tenant and Landlord for reserved parking, all parking in the Parking Facility shall be on an unreserved, first-come, first-served basis. During the Term and subsequent renewal terms Landlord will provide Tenant with five (5) reserved parking spaces in the location shown on Exhibit “I”. Reserved parking shall be striped and marked as Tenant’s 24 x 7, at Landlord’s sole expense.

(f) Landlord shall not be responsible for money, jewelry, automobiles or other personal property lost in or stolen from the Parking Facility regardless of whether such loss or theft occurs when the Parking Facility is locked or otherwise secured. Except as caused by the negligence or willful misconduct of Landlord and without limiting the terms of the preceding sentence, Landlord shall not be liable for any loss, injury or damage to persons using the Parking Facility or automobiles or other property therein, it being agreed that, to the fullest extent permitted by law, the use of the Spaces shall be at the sole risk of Tenant and its employees.

(g) Landlord shall have the right from time to time to designate the location of the Spaces and to promulgate reasonable rules and regulations regarding the Parking Facility, the Spaces and the use thereof, including, but not limited to, rules and regulations controlling the flow of traffic to and from various parking areas, the angle and direction of parking and the like. Tenant shall comply with and cause its employees to comply with all such rules and regulations as well as all reasonable additions and amendments thereto.

(h) Tenant shall not store or permit its employees to store any automobiles in the Parking Facility without the prior written consent of Landlord. Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Parking Facility or on the Property. If it is necessary for Tenant or its employees to leave an automobile in the Parking Facility overnight, Tenant shall provide Landlord with prior notice thereof designating the license plate number and model of such automobile.

(i) Landlord shall have the right to temporarily close the Parking Facility or certain areas therein in order to perform necessary repairs, maintenance and improvements to the Parking Facility, however Tenant shall always have its allotment of Parking spaces Monday through Friday. To the extent possible, significant work that will displace a substantial number of parking spaces shall be performed on weekends.

(j) Tenant shall not assign or sublease any of the Spaces without the consent of Landlord. Landlord shall have the right to terminate this Parking Agreement with respect to any Spaces that Tenant desires to sublet or assign.

(k) Landlord may elect to provide parking cards or keys to control access to the Parking Facility, with the cost of the initial cards or keys to be at Landlord’s sole cost and expense. In such event, Landlord shall provide Tenant with one card or key for each Space that Tenant is leasing hereunder. Landlord shall have the right to require Tenant pay a fee of the greater of Ten Dollars ($10.00) or the actual cost for any lost or damaged cards or keys.

(l) Landlord hereby reserves the right to enter into a management agreement or lease with an entity for the Parking Facility (“Parking Facility Operator”). In such event, Tenant, upon request of Landlord, shall enter into a parking agreement with the Parking Facility Operator to secure parking, which shall be at no cost to Tenant during the initial term and any renewal terms. and Landlord shall have no liability for claims arising through acts or omissions of the Parking Facility Operator unless caused by Landlord’s negligence or willful misconduct. It is understood and agreed that the identity of the Parking Facility Operator may change from time to time during the Term. In connection therewith, any parking lease or agreement entered into between Tenant and a Parking Facility Operator shall be freely assignable by such Parking Facility Operator or any successors thereto. Tenant shall have parking privileges during construction or pre-occupancy.

ARTICLE 27.

HAZARDOUS MATERIALS

A. Definition of Hazardous Materials. The term “Hazardous Materials” for purposes hereof shall mean any chemical, substance, materials or waste or component thereof which is now or hereafter listed, defined or regulated as a hazardous or toxic chemical, substance, materials or waste or component thereof by any federal, state or local governing or regulatory body having jurisdiction, or which would trigger any employee or community “right-to-know” requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of a materials safety data sheet (“MSDS”). The term “Hazardous Material” includes, without limitation, any material, waste or substance which is (i) included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances” or “solid waste” in or pursuant to any environmental Law, or subject to regulation under any environmental Law, (ii) listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. § 172.101, as to date or hereafter amended, or in the United States Environmental Protection Agency List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302, as to date or hereafter amended, (iii) an explosive, radioactive, asbestos, polychlorinated biphenyl, oil or petroleum product, (iv) designated as a “Hazardous Substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. § 1317), (v) defined as a “Hazardous Waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq. (42 U.S.C. § 6903), (vi) defined as a “Hazardous Substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq. (42 U.S.C. § 9601), or (vii) any substance deemed to be a “Hazardous Material” by any present or future federal, state or local Law, statute, regulation ordinance, or any judicial or administrative order or judgment thereunder, because it effects the health, industrial hygiene or the environmental or ecological conditions on, under or about the Premises or the Building.

B. No Hazardous Materials. Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release or discharge any Hazardous Materials. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance and handling within the Premises of Hazardous Materials customarily used in the business or activity expressly permitted to be undertaken in the Premises under Article 6, provided: (a) such Hazardous Materials shall be used and maintained only in such quantities as are reasonably necessary for such permitted use of the Premises and the ordinary course of Tenant’s business therein, strictly in accordance with applicable Law, highest prevailing standards, and the manufacturers’ instructions therefor, (b) such Hazardous Materials shall not be disposed of, released or discharged in the Building, and shall be transported to and from the Premises in compliance with all applicable Laws, and as Landlord shall reasonably require, (c) if any applicable Law or Landlord’s trash removal contractor requires that any such Hazardous Materials be disposed of separately from ordinary trash, Tenant shall make arrangements, at Tenant’s expense, for such disposal directly with a qualified and licensed disposal company at a lawful disposal site (subject to scheduling and approval by Landlord), and (d) any remaining such Hazardous Materials shall be completely, properly and lawfully removed from the Building upon expiration or earlier termination of this Lease. Any clean up, remediation and removal work shall be subject to Landlord’s prior written approval (except in emergencies), and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any governmental body having jurisdiction or reasonably required by Landlord. If Landlord or any Lender or governmental body arranges for any tests or studies showing that this Article has been violated by Tenant, Tenant shall pay for the costs of such tests.

C. Notices To Landlord. Tenant shall promptly notify Landlord of: (i) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any Hazardous Materials on the Premises or the migration thereof from or to other property, (ii) any demands or claims made or threatened by any party relating to any loss or injury resulting from any Hazardous Materials on the Premises, (iii) any release, discharge or non-routine, improper or unlawful disposal or transportation of any Hazardous Materials on or from the Premises or in violation of this Article, and (iv) any matters where Tenant is required by Law to give a notice to any governmental or regulatory authority respecting any Hazardous Materials on the Premises. Landlord shall have the right (but not the obligation) to join and participate, as a party, in any legal proceedings or actions affecting the Premises initiated in connection with any environmental, health or safety Law. At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list, certified to be true and complete, identifying any Hazardous Materials then used, stored, or maintained upon the Premises, the use and approximate quantity of each such materials, a copy of any MSDS issued by the manufacturer therefor, and such other information as Landlord may reasonably require or as may be required by Law.

D. Environmental Audit. During the last six (6) months of the Term, Landlord may have an environmental audit of the Premises conducted by an independent environmental expert selected by Landlord. If such audit discloses the presence of any Hazardous Materials or the violation of any Law for which Tenant is responsible under this Article, Tenant shall promptly take action as may be required by this Article.

E. Indemnification. If any Hazardous Materials are released, discharged or disposed of by Tenant or any other occupant of the Premises, or their employees, agents, invitees or contractors, on or about the Building in violation of the foregoing provisions, Tenant shall immediately, properly and in compliance with applicable Laws clean up, remediate and remove the Hazardous Materials from the Building and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord), at Tenant’s expense (without limiting Landlord’s other remedies therefor). Tenant shall further be required to indemnify, hold harmless and defend (by counsel reasonably acceptable to Landlord) Landlord, Landlord’s directors, officers, partners, employees, attorneys, agents, successors and assigns from and against any and all claims, demands, liabilities, losses, damages, penalties, forfeitures, judgments or expenses (including attorneys’ fees) or death or injury to any person or damage to any property whatsoever, arising directly or indirectly arising out of or attributable to: (i) a violation of the provisions of this Article by Tenant, Tenant’s occupants, employees, contractors or agents; (ii) the presence in, on, under or about the Premises or discharge in or from the Premises of any Hazardous Materials placed in, under or about the Premises by Tenant or at Tenant’s direction, excluding any tenant improvement work done by Landlord; (iii) Tenant’s use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the Premises; or (iv) Tenant’s failure to comply with any Hazardous Materials Law applicable hereunder to Tenant. Any clean up, remediation and removal work shall be subject to Landlord’s prior written approval (except in emergencies), and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any governmental body having jurisdiction or reasonably required by Landlord. If Landlord or any Lender or governmental body arranges for any tests or studies showing that this Article has been violated, Tenant shall pay for the costs of such tests. The provisions of this Article shall survive the expiration or earlier termination of this Lease.

Landlord will indemnify, defend (by counsel reasonably acceptable to Tenant), protect, and hold Tenant and each of Tenant’s employees, agents, attorneys, successors and assigns, free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including attorney’s fees) or death of or injury to any person or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly, by:

(i) the presence in, on, under or about the Premises or the Building or discharge in or from the Premises or the Building of any Hazardous Materials placed, in, on, under or about the Premises or the Building by Landlord or at Landlord’s direction; or

(ii) Landlord’s use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the Premises or the Building; or

(iii) Landlord’s failure to comply with any Hazardous Materials Law.

The obligations of each party pursuant to this Section include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repair, cleanup or detoxification or decontamination of the Premises or the Building, and the preparation and implementation of any closure, remedial action or other required plans in connection therewith, and survives the expiration or earlier termination of the term of the Lease.

ARTICLE 28.

ADDITIONAL RIGHTS RESERVED BY LANDLORD

In addition to any other rights provided for herein, Landlord reserves the following rights, exercisable without liability to Tenant for damage or injury to property, person or business and without effecting an eviction, constructive or actual, or disturbance of Tenant’s use or possession or giving rise to any claim:

(a) To name the Building and to change the name or street address of the Building; however, in the event of a street address change, Tenant shall be entitled to reimbursement for expenses associated with such address change, including, but not limited to, the reprinting of stationary or other consumables, modifications to Tenant’s website and any and all direct or indirect costs incurred by Tenant as a result of such address change.

(b) To install and maintain all signs on the exterior and interior of the Building;

(c) To designate all sources furnishing sign painting or lettering for use in the Building;

(d) During the last thirty (30) days of the Term, if Tenant has vacated the Premises, to decorate, remodel, repair, alter or otherwise prepare the Premises for occupancy; in no event shall another tenant be allowed to occupy the Premises unless Landlord agrees to a termination of existing lease for that period of time.

(e) To have pass keys to the Premises and all doors therein, excluding Tenant’s vaults and safes, and secure rooms;

(f) On reasonable prior notice to Tenant, to exhibit the Premises to any prospective purchaser, Lender, mortgagee, or assignee of any mortgage on the Building and to others having an interest therein at any time during the Term, and to prospective tenants during the last six (6) months of the Term;

(g) To take any and all measures, including entering the Premises for the purpose of making inspections, repairs, alterations, additions and improvements to the Premises or to the Building (including for the purpose of checking, calibrating, adjusting and balancing controls and other parts of the Building Systems), as may be necessary or desirable for the operation, improvement, safety, protection or preservation of the Premises or the Building, or in order to comply with all Laws, orders and requirements of governmental or other authority, or as may otherwise be permitted or required by this Lease; provided, however, that Landlord will give Tenant notice reasonable under the circumstances and that during the progress of any work on the Premises or at the Building, Landlord will attempt not to inconvenience Tenant, but shall not be liable for inconvenience, annoyance, disturbance, loss of business, or other damage to Tenant by reason of performing any work or by bringing or storing materials, supplies, tools or equipment in the Building or Premises during the performance of any work unless such action is a result of negligence or willful misconduct on the part of the Landlord or its employees, and the obligations of Tenant under this Lease shall not thereby be affected in any manner whatsoever;

(h) To modify, reduce or discontinue services provided within the Building, so long as Tenant’s business is not materially and adversely affected;

(i) To relocate various facilities within the Building and on the land of which the Building is a part if Landlord shall determine such relocation to be in the best interest of the development of the Building and such property, provided that such relocation shall not materially restrict access to the Premises; and

(j) To install vending machines of all kinds in the Building and to receive all of the revenue derived therefrom, provided, however, that no vending machines shall be installed by Landlord in the Premises unless Tenant so requests.

ARTICLE 29.

DEFINED TERMS

A. “Building” shall refer to the Building named in Article 1 of which the Premises are a part (including all modifications, additions and alterations made to the Building during the term of this Lease) and the real property on which the same is located.

B. “Common Areas” shall mean and include all areas, facilities, equipment, directories and signs of the Building (exclusive of the Premises and areas leased to other Tenants) made available and designated by Landlord for the common and joint use and benefit of Landlord, Tenant and other tenants and occupants of the Building including, but not limited to, lobbies, public washrooms, hallways, sidewalks, parking areas, landscaped areas and service entrances. Common Areas may further include such areas in adjoining properties under reciprocal easement agreements, operating agreements or other such agreements now or hereafter in effect and which are available to Landlord, Tenant and Tenant’s employees and invitees. Landlord reserves the right in its sole discretion and from time to time, to construct, maintain, operate, repair, close, limit, take out of service, alter, change, and modify all or any part of the Common Areas, provided that such action by Landlord does not prevent Tenant’s access to the Premises.

C. “Default Rate” shall mean twelve percent (12%) per annum, or the highest rate permitted by applicable law, whichever shall be less. If the application of the Default Rate causes any provision of this Lease to be usurious or unenforceable, the Default Rate shall automatically be reduced to the highest rate allowed by law so as to prevent such result.

D. “Hazardous Materials” shall have the meaning set forth in Article 27.

E. “Landlord” and “Tenant” shall be applicable to one or more parties as the case may be, and the singular shall include the plural, and the neuter shall include the masculine and feminine; and if there is more than one (1), the obligations thereof shall be joint and several. For purposes of any provisions indemnifying or limiting the liability of Landlord, the term “Landlord” shall include Landlord’s present and future partners, beneficiaries, trustees, officers, directors, employees, shareholders, principals, agents, affiliates, successors and assigns.

F. “Law” or “Laws” shall mean all federal, state, county and local governmental and municipal laws, statutes, ordinances, rules, regulations, codes, decrees, orders and other such requirements, applicable equitable remedies and decisions by courts in cases where such decisions are binding precedents in the state in which the Building is located, and decisions of federal courts applying the Laws of such state.

G. “Lease” shall mean this lease executed between Tenant and Landlord, including any extensions, amendments or modifications and any Exhibits attached hereto.

H. “Lease Year” shall mean each consecutive twelve (12) month period thereof during the Term, with the first Lease Year commencing on the Commencement Date; however, (a) if the Commencement Date falls on a day other than the first day of a calendar month, the first Lease Year shall end on the last day of the twelfth (12th) full calendar month after the Commencement Date and the second (2nd) and each succeeding Lease Year shall commence on the first day of the next calendar month, and (b) the last Lease Year shall end on the Expiration Date.

I. “Lender” shall mean the holder of a Mortgage at the time in question, and where such Mortgage is a ground lease, such term shall refer to the ground lessee.

J. “Mortgage” shall mean all mortgages, deeds of trust, ground leases and other such encumbrances now or hereafter placed upon the Building or any part thereof with the written consent of Landlord, and all renewals, modifications, consolidations, replacements or extensions thereof, and all indebtedness now or hereafter secured thereby and all interest thereon.

K. “Operating Expenses” shall mean all operating expenses of any kind or nature which are necessary, ordinary or customarily incurred in connection with the operation, maintenance, ownership or repair of the Building as determined by Landlord.

Operating Expenses shall include, but not be limited to:

1.1 costs of supplies, including, but not limited to, the cost of relamping all Building standard lighting as the same may be required from time to time;

1.2 costs incurred in connection with obtaining and providing energy for the Building, including, but not limited to, costs of propane, butane, natural gas, steam, electricity, solar energy and fuel oils, coal or any other energy sources, including any taxes thereon, except for any costs in connection with providing such energy directly to tenants of Building and payable separately by such tenants;

1.3 costs of water and sanitary and storm drainage services;

1.4 costs of janitorial and security services;

1.5 costs of general maintenance and repairs, including costs under HVAC, the intrabuilding network cable and other mechanical maintenance contracts and maintenance, repairs and replacement of equipment and tools used in connection with operating the Building and the parking facilities;

1.6 costs of maintenance and replacement of landscaping;

1.7 insurance premiums, including fire and all-risk coverage, together with loss of rent endorsements, the part of any claim required to be paid under the deductible portion of any insurance policies carried by Landlord in connection with the Building (where Landlord is unable to obtain insurance without such deductible from a major insurance carrier at reasonable rates), public liability insurance and any other insurance carried by Landlord on the Building, or any component parts thereof (all such insurance shall be in such amounts as may be required by any holder of a Mortgage or as Landlord may reasonably determine);

1.8 labor costs, including wages and other payments, costs to Landlord of worker’s compensation and disability insurance, payroll taxes, employment taxes, general welfare benefits, pension payments, medical and surgical benefits, for Building personnel up to the level of Building manager and all legal fees and other costs or expenses incurred in resolving any labor dispute;

1.9 actual professional building management fees required for management of the Building not to exceed 3% of gross rental income of the Building;

1.10 legal, accounting, inspection, and other consultation fees (including, without limitation, fees charged by consultants retained by Landlord for services that are designed to produce a reduction in Operating Expenses or to reasonably improve the operation, maintenance or state of repair of the Building) incurred in the ordinary course of operating the Building or in connection with making the computations required hereunder or in any audit of operations of the Building; notwithstanding the forgoing, such fees and expenses above shall not include any advertising/marketing or related expenses of the Building, any expenses related to negotiations with prospective or renewing tenants, or any expenses or fees related to past, current or future disputes with tenants;

1.11 the costs of capital improvements or structural repairs or replacements made in or to the Building (a) in order to conform to changes, subsequent to the date of this Lease, in any applicable Laws, ordinances, rules, regulations or orders of any governmental or quasi-governmental authority having jurisdiction over the Building (herein “Required Capital Improvements”) or (b) the costs incurred by Landlord to install a new or replacement capital item for the purpose of reducing (or limiting the increase of) Operating Expenses (herein “Cost Savings Improvements”) The expenditures described in the preceding sentence shall be amortized over the useful life of such capital improvement or structural repair or replacement (as determined by Landlord). All costs so amortized shall bear interest on the amortized balance at the rate of twelve percent (12%) per annum or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing these capital improvements;

In making any computations contemplated hereby, Landlord shall also be permitted to make such adjustments and modifications to the provisions of this paragraph and Article 4 as shall be reasonable and necessary to achieve the intention of the parties hereto.

Excluded from Operating Expenses shall be the following: (aa) principal, interest on and amortization of debts; (bb) brokerage commissions (whether for sale, leasing or financing), and advertising and marketing expenses for procuring new tenants of the Building; (cc) financing and refinancing costs; (dd) Taxes; (ee) leasehold improvements made exclusively for one or more particular tenant(s) of the Building (which do not benefit or are not made available to the Tenant); (ff) the cost of any item included in Operating Expenses under section K above to the extent that such cost is reimbursed by a warranty, guaranty, service contract, an insurance company, government authorities, a condemnor, or a tenant (except as a reimbursement of Operating Expenses) or any other party, but if at the time Operating Expenses are determined for a particular year such reimbursement has not been made, such expenses may be included in Operating Expenses and an adjustment shall be made when and if such reimbursement is actually received; (gg) ground rent, or any other rent payments or other related costs under any superior lease of the Building, (hh) expenses incurred in the sale, transfer, or other disposition of any of the Building, or any interest therein, (ii) legal fees, consulting fees, and court costs relating to acquisition, financing, refinancing and sale of the Building, or any interest therein, or related to disputes with other tenants or other occupants of the Building, or associated with the preparation, negotiation or enforcement of any leases, (jj) administrative salaries, benefits and other compensation of Landlord’s or its agents’ employees above the grade of Building manager, (kk) costs of additional or extra services furnished to other tenants for which Landlord is separately reimbursed, (ll) depreciation and amortization of Landlord’s acquisition cost of the Building or Equipment, (mm) the cost of any work performed or service provided to the extent the fees charged or other compensation received would result in a duplicative recovery by the Landlord, (nn) costs, fines, interest, penalties, legal fees or costs of litigation incurred due to the late payments of taxes, utility bills and other costs incurred by Landlord’s failure to make such payments when due, (oo) costs incurred by Landlord for trustee fees, partnership organizational expenses and accounting fees (except accounting fees relating solely to the ownership and operation of the building), (pp) Landlord’s general corporate overhead and general and administrative expenses, (qq) the rent for Landlord’s on-site leasing office, or any other offices or spaces of Landlord or any related entity, (rr) rental for any space in the Building set aside for conference facilities, storage facilities or exercise facilities, (ss) capital expenditures and depreciation of the Building, (tt) cost of complying with government regulations, and (vv) painting and decorating of tenant space.

L. “Rent” shall have the meaning specified therefor in Article 3.

M. “Tax” or “Taxes” shall mean:

1.1 all real property taxes and assessments levied against the Building by any governmental or quasi-governmental authority including a community improvement district (or similar entity). The foregoing shall include all federal, state, county, or local governmental, special district, improvement district, municipal or other political subdivision taxes, fees, levies, assessments, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, respecting the Building, including without limitation, real estate taxes, general and special assessments, interest on any special assessments paid in installments, transit taxes, water and sewer rents, taxes based upon the receipt of rent, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, appurtenances, furniture and other personal property used in connection with the Building which Landlord shall pay during any calendar year, any portion of which occurs during the Term (without regard to any different fiscal year used by such government or municipal authority except as provided below). Provided, however, any taxes which shall be levied on the rentals of the Building shall be determined as if the Building were Landlord’s only property, and provided further that in no event shall the term “taxes or assessment,” as used herein, include any net federal or state income taxes levied or assessed on Landlord, unless such taxes are a specific substitute for real property taxes. Such term shall, however, include gross taxes on rentals. Expenses incurred by Landlord for tax consultants and in contesting the amount or validity of any such taxes or assessments shall be included in such computations.

1.2 all “assessments”, including so-called special assessments, license tax, business license fee, business license tax, levy, charge, penalty or tax imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, water, drainage, or other improvement or special district thereof, against the Premises or the Building or any legal or equitable interest of Landlord therein. For the purposes of this Lease, any special assessments shall be deemed payable in such number of installments as is permitted by law, whether or not actually so paid. All of the preceding clauses M (1.1 and 1.2) are collectively referred to as the “Tax” or “Taxes”.

All other capitalized terms shall have the definition set forth in the Lease.

ARTICLE 30.

MISCELLANEOUS PROVISIONS

A. RULES AND REGULATIONS.

Tenant shall comply with all of the rules and regulations promulgated by Landlord from time to time for the Building. A copy of the current rules and regulations is attached hereto as Exhibit D. Landlord shall not be liable to Tenant for violation of any such rules and regulations, or for the breach of any covenant or condition in any lease by any other tenant in the Building. A waiver by Landlord of any rule or regulation for any other tenant shall not constitute nor be deemed a waiver of that rule or regulation for Tenant.

B. EXECUTION OF LEASE. Intentionally Deleted

C. NOTICES.

All notices under this Lease shall be in writing and will be deemed sufficiently given for all purposes if, to Tenant, by delivery to Tenant at the Premises during the hours the Building is open for business or by certified mail, return receipt requested or by nationally-recognized, overnight delivery service (such as Federal Express) with an acknowledged receipt, to Tenant at the address set forth below, and if to Landlord, by certified mail, return receipt requested or by nationally recognized overnight delivery service (such as Federal Express) with an acknowledged receipt, at the addresses set forth below, or at such other address from time to time established by Landlord.

Landlord: at address shown in Article 1, item F.

with a copy to: Building Manager at address shown in Article 1, item G.

Tenant: at address shown in Article 1, item B.

with copy to:	TRX, Inc Attention: General Counsel 2970 Clairmont Road Suite 300 Atlanta, GA 30329

Prior to occupancy:	6 West Druid Hills Drive Atlanta, GA 30329 Attention: General Counsel

D. TRANSFERS.

The term “Landlord” appearing herein shall mean only the owner of the Building from time to time and, upon a sale or transfer of its interest in the Building, the then landlord and transferring party shall have no further obligations or liabilities for matters accruing after the date of transfer of that interest. Tenant, upon such sale or transfer, agrees to attorn to the transferee and shall look solely to the successor owner and transferee of the Building, as the lessor under this Lease, for performance of Landlord’s obligations hereunder. Tenant shall, within five (5) days after request, execute such further instruments or assurances as such transferee may reasonably deem necessary to evidence or confirm such attornment.

E. Landlord represents and warrants that Landlord has not received any notice that the Building does not comply with federal, state, county and local governmental and municipal laws, statutes, ordinances, rules, regulations, codes, decrees, orders and other such requirements applicable to the Building.

F. TENANT FINANCIAL STATEMENTS.

Upon written request from Landlord, Tenant shall deliver to Landlord audited financial statements for its most recent accounting period. Landlord shall make such request no more than one time during any Lease Year. All such financial statements shall be certified by an independent certified public accountant.

G. RELATIONSHIP OF THE PARTIES.

Nothing contained in this Lease shall be construed by the parties hereto, or by any third party, as constituting the parties as principal and agent, partners or joint venturers, nor shall anything herein render either party (other than a guarantor) liable for the debts and obligations of any other party, it being understood and agreed that the only relationship between Landlord and Tenant is that of Landlord and Tenant.

H. ENTIRE AGREEMENT; MERGER; SEVERABILITY.

This Lease and any Exhibits or Addenda hereto, embody the entire agreement and understanding between the parties respecting the Lease and the Premises and supersedes all prior negotiations, agreements and understandings between the parties, all of which are merged herein. No provision of this Lease may be modified, waived or discharged except by an instrument in writing signed by the party against which enforcement of such modification, waiver or discharge is sought. Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impact, impair or invalidate any other provision hereof and such other provisions shall remain in full force and effect.

I. NO REPRESENTATION BY LANDLORD.

Neither Landlord nor any agent of Landlord has made any representations, warranties, or promises with respect to the Premises or the Building except as expressly set forth herein.

J. LIMITATION OF LIABILITY.

Notwithstanding anything in this Lease to the contrary, any remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder or any claim, cause of action or obligation, contractual, statutory or otherwise by Tenant against Landlord concerning, arising out of or relating to any matter relating to this Lease and all of the covenants and conditions or any obligations, contractual, statutory, or otherwise set forth herein, shall be limited solely and exclusively to the interest of Landlord in and to the Building. Any judgments rendered against Landlord shall be satisfied solely out of proceeds of sale of Landlord’s interest in the Building. No other property or assets of Landlord, or any member, officer, director, shareholder, partner, trustee, agent, servant or employee of Landlord (the “Representatives”) shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, Landlord’s obligations to Tenant, whether contractual, statutory or otherwise, the relationship of Landlord and Tenant hereunder, or Tenant’s use or occupancy of the Building. Tenant further understands that any liability, duty or obligation of Landlord to Tenant, shall automatically cease and terminate as of the date that Landlord or any of Landlord’s Representatives no longer have any right, title or interest in or to the Building. The provisions hereof shall inure to Landlord’s successors and assigns including any Lender. The foregoing provisions are not intended to relieve Landlord from the performance of any of Landlord’s obligations under this Lease, but only to limit the personal liability of Landlord in case of recovery of a judgment against Landlord; nor shall the foregoing be deemed to limit Tenant’s rights to obtain injunctive relief or specific performance or other remedy which may be accorded Tenant by law or under this Lease. If Tenant claims or asserts that Landlord has violated or failed to perform a covenant under the Lease, except as otherwise expressly provided for in this Lease, Tenant’s sole remedy shall be an action for specific performance, declaratory judgment or injunction and in no event shall Tenant be entitled to any money damages in any action or by way of set off, defense or counterclaim and Tenant hereby specifically waives the right to any money damages or other remedies for any such violation or failure.

K. MEMORANDUM OF LEASE.

Neither party, without the written consent of the other, will execute or record this Lease or any summary or memorandum of this Lease in any public recorder’s office.

L. NO WAIVERS.

Failure of Landlord to insist upon strict compliance by Tenant of any condition or provision of this Lease shall not be deemed a waiver by Landlord of that condition. No waiver by Landlord of any provision of this Lease shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. No provision of this Lease may be waived by Landlord, except by an instrument in writing executed by Landlord. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act of Tenant, whether or not similar to the act so consented to or approved. No act or thing done by Landlord or Landlord’s agents during the Term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord. Similarly, this Lease cannot be amended except by a writing signed by Landlord and Tenant. Any payment by Tenant or receipt by Landlord of an amount less than the total amount then due hereunder shall be deemed to be in partial payment only thereof and not a waiver of the balance due or an accord and satisfaction, notwithstanding any statement or endorsement to the contrary on any check or any other instrument delivered concurrently therewith or in reference thereto. Accordingly, Landlord may accept any such amount and negotiate any such check without prejudice to Landlord’s right to recover all balances due and owing and to pursue its other rights against Tenant under this Lease, regardless of whether Landlord makes any notation on such instrument of payment or otherwise notifies Tenant that such acceptance or negotiation is without prejudice to Landlord’s rights.

M. SUCCESSORS AND ASSIGNS.

The conditions, covenants and agreements contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

N. WAIVER OF JURY TRIAL; GOVERNING LAW.

Landlord and Tenant hereby waive all right to trial by jury in any claim, action, proceeding or counterclaim by either Landlord or Tenant against each other or any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, and/or Tenant’s use or occupancy of the Premises.

This Lease shall be governed by the law of the State where the Building is located. No conflicts of law rules of any state or country (including, without limitation, the conflicts of law rules of the State in which the Building is located) shall be applied to result in the application of any substantive or procedural laws of any state or country other than the State in which the Building is located. All controversies, claims, actions or causes of action arising between the parties hereto and/or their respective successors and assigns, shall be brought, heard and adjudicated by the courts of the State of Georgia, with venue in the County of DeKalb. Each of the parties hereto hereby consents to personal jurisdiction by the courts of the State of Georgia in connection with any such controversy, claim, action or cause of action, and each of the parties hereto consents to service of process by any means authorized by the law of the State in which the Building is located and consent to the enforcement of any judgment so obtained in the courts of the State in which the Building is located on the same terms and conditions as if such controversy, claim, action or cause of action had been originally heard and adjudicated to a final judgment in such courts. Each of the parties hereto further acknowledges that the laws and courts of the State in which the Building is located were freely and voluntarily chosen to govern this Lease and to adjudicate any claims or disputes hereunder.

O. EXHIBITS.

All exhibits attached to this Lease are a part hereof and are incorporated herein by reference and all provisions of such exhibits shall constitute agreements, promises and covenants of this Lease.

P. CAPTIONS.

The captions and headings used in this Lease are for convenience only and in no way define or limit the scope, interpretation or content of this Lease.

Q. COUNTERPARTS.

This Lease may be executed in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

R. TIME OF ESSENCE.

Each covenant herein is a condition and time is of the essence with respect to the performance of every provision of this Lease.

S. SURVIVAL OF OBLIGATIONS.

Any obligations of Tenant occurring prior to the expiration or earlier termination of this Lease shall survive such expiration or earlier termination.

T. CONFIDENTIALITY.

Tenant acknowledges that the content of this Lease and any related documents are confidential information. Except to the extent required to be disclosed under applicable law, governmental requirement or in conjunction with Tenant’s compliance with requirements imposed on it as a publicly traded company on the NASDAQ national stock market, Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal and space planning consultants and any proposed subtenants or assignees.

U. NO OPTION.

THE SUBMISSION OF THIS LEASE BY LANDLORD, ITS AGENT OR REPRESENTATIVE FOR EXAMINATION OR EXECUTION BY TENANT DOES NOT CONSTITUTE AN OPTION OR OFFER TO LEASE THE PREMISES UPON THE TERMS AND CONDITIONS CONTAINED HEREIN OR A RESERVATION OF THE PREMISES IN FAVOR OF TENANT, IT BEING INTENDED HEREBY THAT THIS LEASE SHALL ONLY BECOME EFFECTIVE UPON THE EXECUTION HEREOF BY LANDLORD AND DELIVERY OF A FULLY EXECUTED LEASE TO TENANT.

V. USE OF BUILDING NAME; IMPROVEMENTS.

Tenant shall not be allowed to use the name, picture or representation of the Building, or words to that effect, in connection with any business carried on in the Premises or otherwise (except as Tenant’s address) without the prior written consent of Landlord. In the event that Landlord undertakes any additional improvements on the property on which the Building is located including, but not limited to, new construction or renovation or additions to the existing improvements, Landlord shall not be liable to Tenant for any noise, dust, vibration or interference with access to the Premises or disruption in Tenant’s business caused thereby. Notwithstanding the foregoing, Tenant may use the name, picture or representation of the Building on Tenant’s website and marketing and other collateral materials.

W. RIGHT OF LANDLORD TO PERFORM.

All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement of Rent. If Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue beyond any applicable cure or other period set forth in this Lease, Landlord may, but shall not be obligated to, without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant’s part to be made or performed as is in this Lease provided. All sums so paid by Landlord and all reasonable documented incidental costs, together with interest thereon at the Default Rate from the date of such payment by Landlord, shall be payable to Landlord on demand and Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of the Rent.

X. ACCESS, CHANGES IN PROJECT, FACILITIES, NAME.

(i) Every part of the Building except the inside surfaces of all walls, windows and doors bounding the Premises (including exterior building walls, core corridor walls and doors and any core corridor entrance), and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other building facilities, and the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord.

(ii) Tenant shall permit Landlord to install, use and maintain pipes, ducts and conduits within the walls, columns and ceilings of the Premises.

(iii) Landlord reserves the right, without incurring any liability to Tenant therefor, to make such changes in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, stairways and other improvements thereof, as it may deem necessary or desirable.

(iv) Tenant shall have twenty-four (24) hours per day, seven (7) days per week access to the Premises and the Building’s common areas.

Y. INTENTIONALLY DELETED.

Z. Anti-Terrorism Representation.

Tenant hereby represents and warrants to Landlord that Tenant is not: (1) in violation of any Anti-Terrorism Law; (2) conducting any business or engaging in any transaction or dealing with any Prohibited Person, including the making or receiving or any contribution of funds, goods or services to or for the benefit of any Prohibited Person; (3) dealing in, or otherwise engaging in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224; (4) engaging in or conspiring to engage in any transaction that evades or avoids, or had the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in any Anti-Terrorism Law; or (5) a Prohibited Person, nor are any of its partners, members, managers, officers or directors a Prohibited Person. As used herein, “Antiterrorism Law” is defined as any law relating to terrorism, anti-terrorism, money laundering or anti-money laundering activities, including Executive Order No. 13224 and Title 3 of the USA Patriot Act. As used herein “Executive Order No. 13224” is defined as Executive Order No. 13224 on Terrorist Financing effective September 24, 2001, and relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, or Support Terrorism” “Prohibited Person” is defined as (1) a person or entity that is listed in the Annex to Executive Order 13224; (ii) a person or entity with whom Tenant or Landlord is prohibited from dealing or otherwise engaging in any transaction by any Anti Terrorism Law, or (iii) a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office Of Foreign Assets Control as its official website, http://www.treas.gov/ofac/t11sdn.pdf or at any replacement website or other official publication of such list. “USA Patriot Act” is defined as the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Public Law 107-56).

(1) Tenant certifies that:

(a) It is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and

(b) It is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity, or nation.

(2) Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing certification.

ARTICLE 31.

ADDITIONAL PROVISIONS

A. Storage Space.

Tenant has the option to lease from Landlord, for a term coterminous with this Lease, approximately 513 rentable square feet of storage space in the Building known as Spaces H (91 square feet), I (130 square feet), and D (292 square feet) in three (3) separate locations as shown on Exhibit K to this Lease (the “Storage Space”) for the purpose of general office storage use and for no other purpose. Tenant shall pay as Additional Rent for the Storage Space the amount of $1.00 per square foot per month, (with such amount increasing by three percent (3%) each Lease Year). Such rent shall be payable on or before the first (1st) day of each month during the Term in the manner set forth in this Lease. Tenant shall not permit the use or occupancy of the Storage Space by any person or entity other than Tenant, its agents or employees. Tenant hereby accepts the Storage Space in its “AS IS” broom clean condition and agrees that Landlord shall have no obligation to make any improvements to the Storage Space. Either Tenant or Landlord shall have the right to terminate the lease of the Storage Space upon thirty (30) days prior written notice to Landlord in the case of termination by Tenant and ninety (90) days prior written notice to Tenant in the case of termination by Landlord. Tenant shall have the option of terminating the lease of the Storage Space as to any of the three (3) locations without terminating the lease of all such locations. The lease of the Storage Space shall be governed by all of the other terms and conditions of the Lease including, but not limited to, the indemnity and insurance provisions set forth in Paragraphs 9A. and 8 respectively, except as otherwise set forth in this Paragraph 31 A and except that the square footage of the Storage Space shall not be used in calculating Base Rent for the Premises, Additional Rent, or any Tenant Improvement Allowance hereunder or any other calculation based upon the rentable square footage of the Premises. Tenant hereby agrees to provide Landlord with a certificate evidencing insurance coverage of the Storage Space prior to Tenant’s occupancy of the Storage Space. Landlord will provide utilities for lighting to storage space.

B. Right of First Refusal.

Landlord hereby grants Tenant throughout the Term, a continuous right of first refusal to lease office space located on the 2nd and 5th floors of the Building (the “Refusal Space”) on the following terms and conditions (the “Right of First Refusal”):

(i) When Landlord has a bona fide prospective tenant (the “Prospect”) interested in leasing the Refusal Space, Landlord shall advise Tenant in writing (the “Advice”) of the terms under which Landlord is prepared to lease the Refusal Space to Tenant, which shall be the same terms offered to the Prospect and shall not be adjusted for a term which terminates coterminous with the initial Premises. Tenant may lease the Refusal Space in its entirety, under the terms offered to Tenant under the Advice, by providing Landlord with written notice of exercise (the “Notice of Exercise”) within five (5) business days after the date of the Advice. Tenant may not lease less than all of the space which is the subject of Landlord’s Advice.

(ii) Notwithstanding anything in this provision to the contrary, Tenant shall have no right to exercise any Right of First Refusal nor shall Landlord have any obligation to submit an Advise to Tenant with respect to any portion of the 2nd or 5th floor of the Building or lease any Refusal Space to Tenant at any time (a) during which Tenant is in default under the Lease (after the lapse of all applicable grace or cure periods, if any), or (b) when the Lease is not in full force and effect, (c) Tenant has assigned the Lease or subleased fifty-one percent (51%) or more of the Premises except to an Affiliate (as permitted in this Lease), or (d) when there remains less than the thirty-six (36) months in the Lease Term unless, as a part of its Notice of Exercise, Tenant irrevocably exercises its renewal option for at least one additional sixty (60) month term.

(iii) The term for the Refusal Space (“Refusal Space Term”) shall commence upon the commencement date stated in the Advice and shall expire upon the expiration date stated in the Advice, unless sooner terminated pursuant to the provisions of this Lease, and during the Refusal Space Term, such Refusal Space shall be considered a part of the Premises, provided that all of the terms stated in the Advice (other than the termination date, which shall be as provided above in this subparagraph (iii)), shall govern Tenant’s leasing of the Refusal Space and only to the extent that they do not conflict with the Advice, the terms and conditions of the Lease shall apply to the Refusal Space. Tenant shall pay Base Rent and Additional Rent for the Refusal Space in accordance with the terms and conditions of the Advice.

(iv) The Refusal Space (including improvements and personalty, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the Refusal Space or the date the term for such Refusal Space commences, unless the Advice specifies work to be performed by Landlord in the Refusal Space, in which case Landlord shall perform such work in the Refusal Space, unless, following Landlord’s receipt of Tenant’s Notice of Exercise, mutually agreed otherwise in writing. If Landlord is delayed delivering possession of the Refusal Space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space, and the commencement of the term for the Refusal Space shall be postponed until the date Landlord delivers possession of the Refusal Space to Tenant free from occupancy by any party. If Landlord is unable to obtain possession of the Refusal Space by the date that is thirty (30) days from the date the term for such Refusal Space was to commence, then Tenant shall be excused without penalty from any obligation to take such Refusal Space. Notwithstanding anything contained herein to the contrary, Tenant acknowledges and agrees that

Landlord shall have no liability to Tenant for failure to deliver any Refusal Space by the date established in Landlord’s Advise if such failure is due to the holdover of the then existing tenant, casualty, condemnation, or any other cause whether similar or dissimilar to the foregoing, that is beyond the reasonable control of the Landlord.

(v) If Tenant fails to duly and timely provide a Notice of Exercise (such Notice of Exercise shall be due within five (5) business days of the date of the Advice), or elects not to exercise the Right of First Refusal, the same shall lapse and Landlord shall be free to lease the Refusal Space to a third party and Landlord shall be free to lease all or any portion of such Refusal Space upon such terms and conditions as Landlord shall determine provided the same shall not differ materially from the Advice, and provided that such lease is finalized within one hundred eighty (180) days after date Tenant’s Right of First Refusal lapsed or Tenant waived the same. In the event the Refusal Space becomes available again, Landlord is obligated to notify Tenant in writing of another Prospect and Tenant shall have the same Right of First Refusal set forth in this Section 31B. Any expansion or renewal rights not granted to a tenant in a written lease ultimately leasing such space shall be subordinate to Tenant’s Right of First Refusal. Notwithstanding anything to the contrary, if Landlord provides Tenant with an Advice for any portion of the Refusal Space that contains expansion rights (whether such rights are described as an expansion option, right of first refusal, right of first offer or otherwise) with respect to any other portion of the Refusal Space (such other portion of the Refusal Space subject to such expansion rights is referred to herein as the “Encumbered Refusal Space”) and Tenant does not exercise its Right of First Refusal to lease the Refusal Space described in the Advice, Tenant’s Right of First Refusal with respect to the Encumbered Refusal Space shall be subject and subordinate to all such expansion rights contained in the Advice.

(vi) If Tenant exercises its Right of First Refusal, Landlord shall prepare an amendment (the “Refusal Space Amendment”) adding the Refusal Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rent, the rentable square footage of the Premises, Tenant’s Pro Rata Share and other appropriate terms. A copy of the Refusal Space Amendment shall be sent to Tenant within a reasonable time after Landlord’s receipt of the Notice of Exercise executed by Tenant, and Tenant shall proceed diligently to execute and return a mutually agreed to Refusal Space Amendment to Landlord within 30 days thereafter, but an otherwise valid exercise of the Right of First Refusal shall be fully effective whether or not the Refusal Space Amendment is executed.

(vii) Notwithstanding anything herein to the contrary, Tenant’s Right of First Refusal is subject and subordinate to (a) the renewal or extension rights of any existing tenant leasing all or any portion of the Refusal Space, and (b) the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the Building existing on the date hereof.

C. Expansion Space.

(i) So long as Tenant is not in default hereunder, Tenant shall have the right (the “Expansion Option”) to lease Suite 510 containing approximately 5,219 rentable square feet of space (the “Expansion Space”) on April 30, 2013. The Expansion Space shall mean the space designated on Exhibit L attached hereto and by this reference made a part hereof. In the event other space located on the 2nd and 5th floors between 5,000 and 10,000 rentable square feet becomes available during the Term, Landlord reserves the right to offer such space to Tenant as expansion space in lieu of Suite 510.

(ii) The Expansion Option shall be exercised by Tenant, if at all, by Tenant’s written notice to Landlord, to be determined to Landlord no later than October 31, 2012. Should Tenant fail to duly and timely exercise this Expansion Option it shall become null and void and of no further force and effect. Landlord shall, within (15) days of receipt of Tenant’s notice, (a) propose a space delivery date for the subject option space, (b) provide Tenant with plan of the proposed expansion space (the “Expansion Space”) and (c) notify Tenant of the proposed market terms and conditions (including Base Rent and a Tenant Improvement Allowance, if any) applicable to the space. Tenant shall have fifteen (15) days after receipt of Landlord’s expansion option proposal to provide Landlord written notice of its acceptance of the market terms and conditions (“Prevailing Market Rate”) proposed by Landlord. Failure by Tenant to provide Landlord with a written notice of acceptance within the fifteen (15) day period shall be deemed an acceptance of said offer and Landlord shall prepare an appropriate amendment. The term of the lease with respect to the Expansion Space shall be co-terminus with the Term of the Lease for the Initial Premises and the Expansion Space shall be added to this Lease from and after the date Landlord delivers the Expansion Space to Tenant, or such earlier date to which Landlord and Tenant may mutually agree, through the last day of the Term, as the same may be extended. The Expansion Space shall be subject to all terms and provisions of this Lease, as amended, then in effect for the Premises.

(iii) If Tenant does not accept Landlord’s determination of the applicable market terms and conditions, Landlord and Tenant shall negotiate in good faith for a period of up to thirty (30) days from the date of Landlord’s notice to Tenant of the proposed market terms to reach an agreement on the market terms and conditions applicable to the Expansion Space. If Landlord and Tenant are unable to agree upon the market terms and conditions within said thirty (30) day period, then Tenant can elect to (a) cease negotiations and the Lease shall continue under the same terms and conditions as in the Lease and the Expansion Option shall be null and void and of no further force or effect, or (b) cause the market terms and conditions to be determined by the method set forth below. “Prevailing Market Rate” shall mean the annual gross rental rate per square foot (inclusive of operating expense pass-through) of net rentable area then being charged for a lease the duration of the Renewal Term in comparable buildings located in Atlanta, Georgia for space comparable to the Premises (taking into consideration use, location, and/or floor level within the applicable building, the definition of rentable floor area, leasehold improvements provided, remodeling credits or allowances granted, commissions quality, age and location of the applicable building, rental concessions (such as abatements or lease assumptions) offered to both new and renewing tenants, the provision of free or paid unassigned parking, at the time the particular rate under consideration became effective, size of tenant, relative operating expenses, relative services provided, Tenant Improvement Allowances, moving allowances, rental abatement, current base year for operating expenses, Tenant’s credit worthiness, and other relevant and applicable factors. Bona fide written offers to lease comparable space located elsewhere in the Building, from third parties (at arms length), may be used as an indication of the Prevailing Market Rate.

(iv) The Prevailing Market Rate shall be determined between Landlord and Tenant by mutual agreement; however, if Landlord and Tenant cannot agree, the Prevailing Market Rate shall be established in the manner specified for determining Prevailing Market Rate contained below. If Landlord and Tenant are unable to agree on the Prevailing Market Rate for the Expansion Space within the above said thirty (30) day period, then within ten (10) days after the expiration of the thirty (30) day period, the

Prevailing Market Rate shall be determined by a board of three (3) licensed real estate brokers, one of whom shall be named by Landlord, one by Tenant, and the two so appointed shall select a third broker. Each member of the board of brokers shall be licensed in the state of Georgia as a real estate broker, specializing in the field of commercial office leasing in the metropolitan Atlanta area of Georgia, having no less than ten (10) years’ experience in such field, and recognized as ethical and reputable within the field. The two (2) brokers selected by Landlord and Tenant shall select the third broker within ten (10) days after they both have been appointed, and each broker, within ten (10) days after the third broker is elected, shall submit his or her determination of the Prevailing Market Rate. The Prevailing Market Rate shall be the determination of the broker that is not the highest or the lowest (or, if two brokers reach an identical determination, the determination of such two brokers). Landlord and Tenant shall each pay the fee of the broker selected by it, and they shall equally share the payment of the fee of the third broker. The Three Broker Method shall be binding on Landlord and Tenant.

D. Renewal Option.

Provided Tenant is not in default under the Lease (beyond any applicable notice or cure period) either at the time of the exercise of this renewal option or at the time of the commencement of the Renewal Term (as hereinafter defined), Tenant shall have the right to renew the Lease of the Premises for two (2) Renewal Terms of sixty (60) months each (each, a “Renewal Term”) upon the following terms and conditions:

(i) The option for the Renewal Term shall be exercised in writing not less than twelve (12) months prior to the expiration date of the Term.

(ii) The Base Rent for the Renewal Term shall be the Prevailing Market Rate (as of the date of exercise of said option). “Prevailing Market Rate” shall mean the annual gross rental rate per square foot (inclusive of operating expense pass-through) of net rentable area then being charged for a lease the duration of the Renewal Term in comparable buildings located in Atlanta, Georgia for space comparable to the Premises (taking into consideration use, location, and/or floor level within the applicable building, the definition of rentable floor area, leasehold improvements provided, remodeling credits or allowances granted, commissions quality, age and location of the applicable building, rental concessions (such as abatements or lease assumptions) offered to both new and renewing tenants, the provision of free or paid unassigned parking, at the time the particular rate under consideration became effective, size of tenant, relative operating expenses, relative services provided, Tenant Improvement Allowances, moving allowances, rental abatement, current base year for operating expenses, Tenant’s credit worthiness, and other relevant and applicable factors. Bona fide written offers to lease comparable space located elsewhere in the Building, from third parties (at arms length), may be used as an indication of the Prevailing Market Rate. The Prevailing Market Rate shall be determined between Landlord and Tenant by mutual agreement; however, if Landlord and Tenant cannot agree, the Prevailing Market Rate shall be established in the manner specified for determining Prevailing Market Rate contained in subparagraph (iv) below.

(iii) Within ten (10) days after Landlord has received Tenant’s Renewal Notice, Landlord shall advise Tenant, in writing, of its determination of the Prevailing Market Rate. Within ten (10) days after Tenant’s receipt of Landlord’s determination of the Prevailing Market Rate, Tenant shall advise Landlord, in writing, whether or not Tenant accepts or rejects the Prevailing Market Rate specified by Landlord. Failure to accept or reject the Prevailing Market Rate specified by Landlord shall be deemed acceptance by Tenant. If Tenant by notice timely given rejects the Prevailing Market Rate determined by Landlord (a “Rejection Notice”), Tenant shall specify in such Rejection Notice either (x) Tenant’s election to withdraw the Renewal Notice, in which event the exercise of such Renewal Option shall be nullified and this Renewal Option shall be forever terminated, or (y) Tenant’s election to submit the determination of Prevailing Market Rate to the procedure outlined below. Failure to make such election in such response shall be deemed an election of clause (x) of the immediately preceding sentence.

(iv) If Tenant provides Landlord with a timely Rejection Notice that elects to proceed under clause (y) (as described in the fourth sentence of subparagraph (iii) above), then Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market Rate for the Premises during the Renewal Term so as to enter into an amendment to this Lease no later than the date that is ten (10) days following the date of the Rejection Notice. If Landlord and Tenant are unable to agree on the Prevailing Market Rate for the Premises during the Renewal Term within said ten (10) day period, then within five (5) days after the expiration of the ten (10) day period, the Prevailing Market Rate shall be determined by a board of three (3) licensed real estate brokers, one of whom shall be named by Landlord, one by Tenant, and the two so appointed shall select a third broker. Each member of the board of brokers shall be licensed in the state of Georgia as a real estate broker, specializing in the field of commercial office leasing in the metropolitan Atlanta area of Georgia, having no less than ten (10) years’ experience in such field, and recognized as ethical and reputable within the field. The two (2) brokers selected by Landlord and Tenant shall select the third broker within ten (10) days after they both have been appointed, and each broker, within ten (10) days after the third broker is elected, shall submit his or her determination of the Prevailing Market Rate. The Prevailing Market Rate shall be the determination of the broker that is not the highest or the lowest (or, if two brokers reach an identical determination, the determination of such two brokers). Landlord and Tenant shall each pay the fee of the broker selected by it, and they shall equally share the payment of the fee of the third broker. The Three Broker Method shall be binding on Landlord and Tenant.

(v) In the event that Tenant fails to exercise its renewal option as provided herein within the aforesaid time period, such option shall forever lapse. At such time as the Prevailing Market Rate is finally determined pursuant to this Section 31D., Landlord shall prepare, and Landlord and Tenant shall enter into, an amendment to the Lease which evidences and memorializes such Prevailing Market Rate for purposes of the Renewal Term, and the new expiration date of the Lease. During the Renewal Term, the “Base Rent,” for purposes of Article 3 of the Lease, shall be an amount equal to the Prevailing Market Rate as finally determined pursuant to this Section 31D. Except as expressly set forth to the contrary in the Lease, all other terms and conditions of the Lease shall apply during the Renewal Term, except Tenant shall have no further rights of renewal hereunder. The foregoing renewal option shall be personal as to Tenant and shall forever lapse and shall be null and void in the event Tenant assigns this Lease or sublets all or any portion of the Premises, except if the assignment or sublease is a Permitted Transfer.

(vi) Tenant (provided it is not in default and satisfies the opening paragraph of this Article 31D) shall also have the right to renew the Lease at the end of the initial ten-year Term for less than all of the Premises (the “Partial Renewal”) on the following terms and conditions: (a) the Partial Renewal may be exercised for either the entire third floor or the entire fourth floor of the Building; (b) the Partial Renewal right shall be for one Renewal Term of sixty (60) months; (c) subsections (i)-(v), above shall apply to

Tenant’s exercise of its Partial Renewal right; (d) on or before the Expiration Date stated in Article 1 I, above, Tenant shall vacate and surrender all of the Premises (in the manner and condition provided for in the Lease) other than the floor of the Building that Tenant will occupy and lease during the Term of the Partial Renewal; (e) on or before the Expiration Date stated in Article 1 I, above, Tenant shall remove the Building Signs and all appurtenances (in the manner as provided for in Article 12 D) and Tenant shall have no further rights under this Lease or otherwise to any such exterior Building Signs; and (f) as of the date on which Tenant exercises its Partial Renewal right, Tenant shall have no further rights under Article 31(B).

E. Generator.

(i) Landlord shall permit Tenant, at Tenant’s sole cost and expense, to install and maintain up to two (2) backup diesel-powered generators (such backup generator and all related equipment and installation referred to as the “Backup Generator”) within the areas shown on Exhibit M at specific locations approved by Landlord. Excepting emergency electrical outages, the Backup Generator shall be used by Tenant only during testing and regular maintenance, so as not to disturb normal business operations and other tenants. Tenant shall be entitled to operate the Backup Generator for testing and regular maintenance, so as not to disturb normal business operations and other tenants. Prior to the installation of the backup generator by Tenant: (a) Landlord shall reasonably approve the contractor undertaking such installation; (b) Tenant shall obtain all permits and governmental approvals required for the installation and operation of the Backup Generator; (c) Tenant and the contractor approved by Landlord to undertake such installation shall obtain such insurance coverages as Landlord may reasonably require and, if requested by Landlord, cause Landlord to be named as an additional insured under such insurance policies; and (d) Tenant shall submit to Landlord for approval, plans for the installation of the Backup Generator, showing all aesthetic, structural, mechanical and electrical details of the backup generator, as well as all associated conduit and related equipment (to include any fuel storage units, utility connections, and the like), and all changes to the Building necessary to accommodate same, all in accordance with the existing matters of record (to include rights of utilities) and all applicable Federal, state and local laws, statutes and ordinances, including without limitation all environmental laws.

(ii) Throughout the Term, Tenant, at its sole cost and expense, shall (a) ensure that the Backup Generator complies with the existing matters of record (to include rights of utilities) and all applicable laws, statutes and ordinances, including any environmental laws; (b) inspect the Backup Generator at least once every six (6) months to insure that such equipment is functioning properly and that no hazardous materials are emanating therefrom; (c) maintain the Backup Generator in good order and repair; (d) maintain insurance coverages with respect thereto as are required to be maintained on the Premises as a part of the Lease; (e) maintain all permits and governmental approvals necessary for the operation of the Backup Generator; and (f) ensure that the Backup Generator does not interfere with the use of the Building by other tenants or with the rights of parties pursuant to matters of record (to include utilities). Tenant shall immediately report to Landlord if Tenant determines that the backup generator is not functioning properly, are leaking or are in violation of any applicable laws, including any environmental laws. Tenant shall immediately repair all equipment malfunctions or violations of law arising out of the operation of the Backup Generator. Such generator shall be deemed to be a part of the Premises for purposes of Article 8 (Insurance), Article 9 (Indemnification) and Article 27 (Environmental Cleanup) of the Lease.

(iii) Tenant shall indemnify Landlord and hold it harmless from and against all claims, liability, damage or costs, including reasonable attorneys’ fees, suffered or sustained by Landlord or which arise out of the installation, use, operation or removal of the Backup Generator. Prior to the expiration or sooner termination of the Term, if requested by Landlord, Tenant at Tenant’s sole cost and expense, shall remove the Backup Generator and restore the Building to its condition immediately prior to the installation of the Backup Generator, normal wear and tear excepted.

F. Satellite Dish.

(i) Subject to Tenant’s compliance with all applicable governmental laws, codes, ordinances or regulations, Landlord hereby consents to the installation by Tenant of one (1) antennae and up to two (2) satellite dishes (not to exceed 18 inches in diameter each) (collectively the “Communication Equipment”). Tenant and Landlord will mutually agree on the location of the Communication Equipment on the Building. Prior to any such installation, the specifications and location of such Communication Equipment will be reviewed within fifteen (15) days of the submission thereof to Landlord, and approved by Landlord, which approval will not be unreasonably withheld, delayed or conditioned. Tenant shall, at its sole cost and expense (using Landlord’s roofing contractor or another roofing contractor mutually agreed to by Landlord and Tenant), install (in full compliance with all applicable governmental laws, regulations, or ordinances) any screening device reasonably requested by Landlord at any time to ensure that said Communication Equipment cannot be seen by the public. Landlord will permit Tenant to install wiring between the roof and Premises in appropriate locations and through conduits in the building and access to the roof to service and maintain equipment if such can be performed without (a) any adverse effect to Landlord’s roof (or roof system) warranty or (b) any adverse effect on the performance of the roof system. The Tenant will be responsible to ensure that the installation, maintenance and removal and operation of the Communication Equipment (i) complies with all legal requirements, and (ii) will not interfere with or adversely affect the operation of any other tenant, including any electrical or mechanical equipment thereof, located within the Building. Except as otherwise set forth in this paragraph, there will be no additional Lease costs associated with any rooftop rights. All other provisions of the Lease will apply to the Communication Equipment, including the requirement that Landlord approve a plan showing the location of all cabling, wiring, or other installations in inside the Building.

(ii) Subject to the terms and conditions as described below, Tenant shall have the right to contract with a provider(s) of local and long distance telephone services and other communication services that do not currently service the Building (the “Alternative Provider”). Provided there is available space, the Alternative Provider selected by Tenant shall have the right to place in the Building riser system, and in the phone room(s) on any floor of the Building that Premises are located, equipment (the “Equipment”) and related hardware and cabling, connected to the Premises, to service and serve the Premises and communications and transmissions of data to and from the Premises.

(iii) Tenant hereby covenants and agrees that Landlord shall not be obligated to obtain or pay for any permits and license fees that may be required to be paid for the erection and maintenance of any and all such Equipment. The right of the Alternative Provider to install such Equipment is expressly conditioned upon the Equipment not interfering with any equipment presently existing on or within the Building.

(iv) Prior to installation of the Equipment, the Alternative Provider shall furnish reasonably detailed plans and specifications for such Equipment systems to Landlord for Landlord’s consent, which consent shall not be unreasonably withheld, conditioned or delayed, provided Landlord may condition its consent by requiring that such systems be installed in the least conspicuous of all reasonably acceptable locations at which the systems might be located. In the installation of such systems, the Alternative Provider shall comply with all applicable laws, and keep the Premises, Building and Property free and clear from liens arising from or related to the installation, and shall provide all insurance with respect to or in connection with the Equipment. Both the Alternative Provider and any provider(s) of local and long distance telephone services and other communication services that currently services the Building (“Existing Provider”) shall be entitled to use such portions of the Building as may be reasonably necessary for the installation, operation and maintenance of Equipment serving the Tenant and shall have reasonable access to such portions of the Building at all times throughout the term of this Lease for such purposes; provided however, that except for the roof, any cables, conduits or other physical connections between the Equipment and the Premises shall be concealed underground or within permanent walls, floors, columns and ceilings of the Building and in the shafts of the Building provided for such installations, not damaging the appearance of the Building; and provided further, that except for the roof and Premises, any installation or maintenance work performed by an Alternative Provider, an Existing Provider, or at their direction shall be performed without unreasonably interfering with Landlord’s or any other tenant’s use of the Building, and upon completion of such installation and maintenance (initially and from time to time) the Alternative Provider or Existing Provider shall restore such portions of the Building to a condition reasonably comparable to that existing prior to such installation or maintenance. The Alternative Provider shall be responsible for procuring whatever licenses or permits may be required for the use of such systems or operation of any equipment served thereby, and Landlord shall cooperate with the Alternative Provider, at the Alternative Provider’s expense, in procuring such licenses or permits, to the extent required by applicable laws. Landlord makes no warranties whatsoever as to the permissibility of such systems under applicable laws. The Equipment shall not constitute a nuisance, or unreasonably interfere with the operations of other tenant of the Building by occupants thereof. All the Equipment (specifically including without limitation all cables) installed at the direction or request of Tenant shall be accurately labeled at the time of installation, and will at the election of Landlord upon the expiration or termination of the Lease, either remain, without compensation, or shall be removed by Tenant or by Landlord at Tenant’s sole cost and expense (to be reimbursed to Landlord immediately upon demand), and the Building restored and repaired to a condition comparable to that existing prior to such installation, normal wear and tear excepted. During its plan review and approval process, Landlord will indicate in writing if the Equipment may remain or if it must be removed by Tenant (or by Landlord at Tenant’s expense), and the failure to so indicate shall mean that Landlord has elected to require such Equipment to be removed.

(v) Landlord reserves the right to relocate said Equipment at any time, at no expense to Tenant, provided Landlord gives Tenant thirty (30) days prior written notice (except in the case of an emergency) and such relocation shall have not material adverse impact on the operations of such Equipment as a service to the Premises and Tenant’s business operations. Tenant will responsibly cooperate with Landlord’s relocation efforts. Landlord shall be solely responsible for any and all actual damages suffered by Tenant or its Customers as a result of the relocation of such Equipment.

(vi) Landlord shall in no case be liable or in any way be responsible for damages or loss to Tenant arising from the failure of, diminution of or interruption in services provided by the Equipment or Alternative Provider.

G. Existing Lease Contingency.

If, for a reason other than Tenant Delay (as defined in the Work Letter), Landlord is unable to deliver possession of the Premises to Tenant with Landlord’s Work Substantially Complete on or before November 1, 2008 (the “Final Delivery Date”), Landlord shall not be deemed to be in default hereunder or otherwise liable in damages to Tenant, provided, however, Landlord will pay Tenant an amount equal to the “holdover” portion of Tenant’s base rent and operating expense exposure at its present location (which will be approximately $85,000.00 per month), and any other actual, incurred damages or extra expense incurred by Tenant due to such delayed delivery. Notwithstanding the foregoing, nothing in this Section 31.G shall preclude Tenant or Landlord from exercising their termination rights under Article 5, if so desired.

H. Abandonment.

Notwithstanding this provision or any other covenant or provision of this Lease, non-occupancy and/or non-operating of the Premises by Tenant shall not constitute a default of the terms, covenants and provisions of this lease described herein so long as Tenant timely complies with its other obligations as set forth in the Lease. In the event Tenant ceases operating for Use at the Premises during the final two (2) years of the Term, Landlord shall have the right upon thirty (30) days prior written notice to Tenant, to recapture the Premises from Tenant, which Landlord may give without being obligated to reimburse Tenant any portion of Tenant’s improvement costs or Security Deposit. If Landlord terminates the Lease as aforesaid, the Lease shall terminate as of the thirtieth (30th) day (the “recapture date”) as though that was the date originally set forth in the Lease for the expiration of the Term. In the event Tenant ceases operations as aforesaid, Tenant shall have no expansion, termination or renewal rights set forth in the Lease and Tenant shall continue to pay all rents and charges as required by this Lease and shall otherwise honor its obligations as set forth herein until the earlier of the recapture date or expiration of the Term.

I. Additional Payment for Letter of Credit Costs. Landlord agrees to pay Tenant an amount, not to exceed Thirty Thousand Dollars ($30,000), representing the actual verifiable difference in costs (with costs that would be incurred in the future reduced to present value using a discount factor of 6.5%) between the following: (A) the actual and verifiable estimated costs incurred and to be incurred by Tenant to procure the Letter of Credit as described in Exhibit “J”; and, (B) the actual and verifiable estimated costs that would have been incurred by Tenant had the Letter of Credit described in Exhibit “J” (i) been issued by Atlantic Capital Bank for the entire Term, and (ii) been issued such that the Letter of Credit Amount declined (assuming Tenant had satisfied all conditions required to permit a declining) by Three-Hundred Seventy Five Thousand and 00/100th Dollars ($375,000.00) on the first day of the 25th, 49th , 73rd, and 97th, full calendar months following the Commencement Date. Tenant shall promptly provide Landlord with documentation and calculations reflecting the costs described in (A) and (B). Within sixty (60) days of occupancy, Tenant and Landlord shall mutually agree upon the amount, which shall not exceed Thirty Thousand Dollars ($30,000), to be paid per the above provision and said amount will be paid to Tenant within thirty (30) days of the parties reaching such agreement.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have duly executed this Lease with the Exhibits attached hereto, as of the day and year first written above.

TENANT

WITNESS OR ATTEST:	TENANT:

TRX, INC., a Georgia corporation

/s/ Witness	/s/ Norwood H. Davis III

	By:	Norwood H. Davis III
	Its:	President & CEO

	Date:	25 June 2008

(Signatures Continue on Following Page.)

(Signatures Continued from Previous Page.)

LANDLORD:

NNN Park Central, LLC, a Delaware limited liability company, et. al. (“Landlord”) acting by and through Triple Net Properties Realty, Inc. (“Agent” for Landlord)

WITNESS OR ATTEST:	By:	Triple Net Properties Realty, Inc. Agent for Landlord

/s/ Witness	By:	/s/ Jeff Hanson

	Its:	President & CEO

	Date:	6/23/08

Certificate of Tenant

(If A Corporation or Partnership)

I, David D. Cathcart, Secretary or General Partner of TRX, Inc., Tenant, hereby certify that the officers executing the foregoing Lease on behalf of Tenant is/are duly authorized to act on behalf of and bind the Tenant.

(Corporate Seal)	/s/ David D. Cathcart
Secretary or General Partner

Date: 25 June 2008

EXHIBIT A

(Page 1 of 2)

Plan Showing Property and Premises

EXHIBIT A

(Page 2 of 2)

Plan Showing Property and Premises

EXHIBIT B

Landlord’s Work Letter

1.	Landlord shall perform improvements to the Premises substantially in accordance with the plans to be prepared by RWB, Inc., and which, upon approval by the parties in accordance with this Lease, will be attached as Exhibit B-1 (as approved by the parties, the “Plans”). The improvements to be performed by Landlord in accordance with the Plans are hereinafter referred to as the “Landlord Work”. It is agreed that construction of the Landlord Work will be completed at Landlord’s sole cost and expense (subject to the Maximum Amount and further subject to the terms of Paragraph 4 below) using Building standard methods, materials and finishes. Landlord agrees to provide to Tenant an allowance with respect to the Premises of $24.00 rentable square foot or $1,045,488.00 (the “Tenant Improvement Allowance”). The Tenant Improvement Allowance may be applied to the cost of all (i) Tenant improvements, (ii) design and construction documents, (iii) architectural, engineering and mechanical drawings and costs, (iv) construction management fees, (vi) general contractor fees, (vii) consultants, (viii) Premises security system, and (ix) signage (the “Construction Costs”). In addition to the Tenant Improvement Allowance, Landlord agrees to provide Tenant an allowance of $0.12/rsf (i.e., $5,227.44) for preliminary space planning services to be prepared by a licensed architect. Landlord and Tenant agree that Landlord’s obligation to pay for the cost of Landlord Work (inclusive of the cost of preparing Plans, obtaining permits, and other related costs) shall be limited to One Million Fifty Seven-Hundred Fifteen Thousand and 44/100 U.S. Dollars ($1,050,715.44) (the “Maximum Amount”) and that Tenant shall be responsible for the cost of Landlord Work, plus any applicable state sales or use tax, if any, to the extent that it exceeds the Maximum Amount. In the event the full amount of the Tenant Improvement Allowance is unused, the remaining amount may be applied against Tenant’s actual moving costs, furniture, networking/cabling or any other costs actually incurred in connection with Tenant’s move (not to exceed $8.00 per rentable square foot, i.e., $348,496.00). Following approval of the Plans, Landlord shall seek multiple bids as provided for in Paragraph 8 below and Landlord shall enter into a direct contract for the Landlord Work with the general contractor selected through the bidding process, as provided for in Section 8. In addition, Landlord shall have the right to select and/or approve of any subcontractors as part of the bidding process. Landlord’s supervision or performance of any work for or on behalf of Tenant shall not be deemed a representation by Landlord that such Plans or the revisions thereto comply with applicable insurance requirements, building codes, ordinances, laws or regulations existing as of the date of this Lease, or that the improvements constructed in accordance with the Plans and any revisions thereto will be adequate for Tenant’s use, it being agreed that Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the premises and the placement of Tenant’s furniture, appliances and equipment).

The aforesaid Tenant Improvement Allowance will not be used for any code required building upgrades, which Landlord shall be solely responsible for, including, without limitation, compliance with all applicable laws or regulations. Prior to Landlord’s delivery of the Premises to Tenant with the Landlord’s work substantially complete, Landlord, at its sole cost and expense (not to exceed $25,000 per floor), shall upgrade with mutually acceptable finishes, the 3rd and 4th floor restrooms (the “Bathroom Upgrade Work”), which work shall include upgrading floor tiles, sinks, countertops, wall coverings and bathroom partitions subject to the per floor monetary limitation provided for in this paragraph. Within thirty (30) days of the Effective Date, Landlord and Tenant will reasonably cooperate with each other in a timely fashion to determine a scope of work and selecting finishes for the Bathroom Upgrade Work. In no event shall Landlord be required to spend more than $25,000.00 per floor. In the event that the parties are unable to mutually agree to acceptable finishes within the $25,000 cap on a timely basis, (a) Tenant shall have the right, but not the obligation, to pay for the excess costs over the $25,000 cap (“Tenant’s Bathroom Excess”), and (b) if Tenant does not elect to pay such excess costs, Landlord may proceed with the Bathroom Upgrade Work as it may reasonably determine to be appropriate. Landlord will also confirm the proper operation of all elevators serving the 3rd and 4th floors. The costs mentioned in this paragraph shall not be charged to Tenant’s Improvement Allowance; provided, however, Tenant may elect, in writing, to charge the amount of Tenant’s Bathroom Excess against Tenant’s Improvement Allowance. If Tenant does not elect to charge the amount of Tenant’s Bathroom Excess against Tenant’s Improvement Allowance, Tenant shall pay the amount of Tenant’s Bathroom Excess prior to the commencement of the Bathroom Upgrade Work and within three (3) business days of Landlord presenting an invoice for such amount.

2.	If Landlord’s estimate (based on bids) and/or the actual cost of the Landlord Work shall exceed the Maximum Amount, Landlord, prior to commencing any construction of Landlord Work, shall submit to Tenant a written estimate setting forth the anticipated cost of the Landlord Work (the “Cost of the Work”), including but not limited to labor and materials, contractor’s fees and permit fees. Within three (3) Business Days of Tenant’s receipt of same, Tenant shall either notify Landlord in writing of its approval of the Cost of the Work, or specify its objections thereto and any desired changes to the proposed Landlord Work. If Tenant notifies Landlord of such objections and desired changes, Tenant shall work with Landlord to reach a mutually acceptable alternative Cost of the Work.

3.

If the Cost of the Work and/or the actual cost of construction shall exceed the Maximum Amount (such amounts exceeding the Maximum Amount being herein referred to as the “Excess Costs”), Tenant shall pay to Landlord such Excess Costs, plus any applicable state sales or use tax thereon, within three (3) business days of receiving notice from the Landlord under Paragraph 2 above. The statements of costs submitted to Landlord by Landlord’s contractors shall be conclusive for purposes of determining the actual cost of the items described therein. The amounts payable by Tenant hereunder constitute Rent payable pursuant to the Lease, and the failure to timely pay same constitutes an event of default under the Lease. No work shall be commenced until Tenant has paid the Excess Costs. In the event, and each time, that any change order by Tenant or Tenant Delay, causes the Cost of the Work to be increased after the time that Landlord delivers to Tenant the aforesaid initial statement of the Cost of the Work, Landlord shall deliver to Tenant a revised statement of the total Cost of the Work, indicating the revised calculation of the Excess Costs, if any. Within five (5) business days after submission to Landlord of any such revised statement, Tenant shall pay to Landlord an amount equal to the Excess Costs, as shown in such revised statement, less the amounts previously paid by Tenant to Landlord on account of the Excess Costs and Landlord shall not be required to proceed further with the Work until Tenant has paid such amount (any such delay constituting Tenant delay). In the event Tenant pays Landlord any Excess Costs that are not used to pay for any portion of the Work (whether due to counterbalancing cost savings or otherwise), such unused portion of the Excess Costs shall be refunded to Tenant within ten (10) days.

4.	Tenant shall cause its architects and/or engineers to prepare and Tenant shall submit to Landlord complete preliminary architectural plans, construction drawings and mechanical, electrical and plumbing drawings for the Premises on or before July 16, 2008. Landlord shall have five (5) business days to review such drawings. If Tenant shall request any revisions to the Plans, Landlord shall have such revisions prepared at Tenant’s sole cost and expense and Tenant shall reimburse Landlord for the cost of preparing any such revisions to the Plans, plus any applicable state sales or use tax thereon, upon demand. Promptly upon completion of the revisions, Landlord shall notify Tenant in writing of the increased cost in the Landlord Work, if any, resulting from such revisions to the Plans. Tenant, within two (2) Business Days, shall notify Landlord in writing whether it desires to proceed with such revisions. In the absence of such written authorization, Landlord shall have the option to continue work on the Premises disregarding the requested revision. Notwithstanding anything herein to the contrary, all revisions to the Plans shall be subject to the approval of Landlord. Landlord will review (and approve or provide comments to) Tenant’s proposed space plans within three (3) business days of Tenant’s submittal.

5.	“Substantial Completion” shall be deemed to have occurred on the date that all Landlord Work has been performed, other than any details of construction, mechanical adjustment or any other similar matter, the non-completion of which does not materially interfere with Tenant’s use of the Premises. If Substantial Completion of the Premises by Landlord is delayed due to Tenant Delay (as defined below), then (x) Substantial Completion shall be deemed to have occurred on the date when the Premises would have been substantially complete but for such Tenant Delay(s), and neither Landlord nor any party claiming by, through, or under Landlord shall have any liability to Tenant, and in such event Tenant shall have no recourse against Landlord (or any other right) or any right to terminate this Lease, for failure to deliver the Premises to Tenant ready for occupancy by any date that may be specified in the Lease and (y) Landlord may deliver to Tenant a notice setting forth the Rent Commencement Date for the Lease, which date shall be determined based on the date substantial completion of the Premises would have occurred but for such Tenant Delay(s), and Tenant shall be unconditionally responsible for the payment of Rent beginning on such date.

6.

“Tenant Delay” shall mean a delay in the performance by Landlord of Landlord’s Work as a result of Tenant’s failure to timely act including: (a) Tenant’s failure to timely submit drawings under Paragraph 4 of the work letter; or (b) Tenant’s failure to timely approve, consent, comment upon or otherwise respond to a request for plan approval; or (c) Tenant’s request for a change to the Plans or the work that results in a delay in Landlord’s ability to timely perform its obligations under this Lease; or (d) Tenant’s failure to timely pay any amount due; or (e) Tenant’s request for materials, finishes or installations other than those shown in the Plans or as permitted by this Work Letter; or (f) the interference by Tenant

(its agents, employees, or contractors) or a Tenant Contractor in the performance by Landlord or Landlord’s contractors of Landlord’s Work. Tenant shall be responsible to pay any actual additional cost to Landlord resulting from any of the Tenant Delays, including any actual costs and expenses attributable to increases in labor or materials, and shall be payable to Landlord promptly following submittal of an invoice and documentation reasonably satisfactory to Tenant evidencing such additional costs.

“Landlord Delay” shall mean a delay in the performance by Landlord of Landlord’s Work as a result of Landlord’s failure to timely act including, without limitation, Landlord’s failure to timely approve, consent, comment upon or otherwise respond to a request for plan approval or any other failure of Landlord to comply with its obligations under this Work Letter. If substantial completion of the Premises by Landlord is delayed due to the occurrence of any Landlord Delay or due to any act or omission of Landlord or Landlord’s agents or contractors (but not that of a Tenant Contractor or its agents or subcontractor), then (x) substantial completion shall be deemed to have occurred on the date when the Premises would have been substantially complete but for such Landlord Delay(s), and neither Tenant nor any party claiming by, through, or under Tenant shall have any liability to Landlord, and in such event Landlord shall have no recourse against Tenant (or any other right) or any right to require the payment of Rent from Tenant, and Landlord shall grant Tenant a day to day rent abatement for each day from the date substantial completion of the Premises would have occurred but for such Landlord Delay(s).

7.	Landlord’s Work shall be deemed complete when the appropriate governmental authority delivers to either Landlord or Tenant a certificate of occupancy, temporary certificate of occupancy, or other appropriate documentation allowing occupancy of the Premises.

8.	Landlord shall be entitled to a construction management fee from Tenant in connection with Landlord’s Work in an amount equal to 2.0% of the cost of the Construction Costs (the “Construction Management Fee”) and shall be a part of the Cost of Work to be paid from the Improvement Allowance. The Construction Management Fee shall be calculated only on hard construction costs and shall not include architectural and engineering costs, consultants, moving, furniture, cabling, legal and communications expenses. All construction for the Premises shall be awarded following a competitive bid format, with Grubb & Ellis serving as construction manager (“Construction Manager”). The Construction Manager shall: (1) prepare a bid package approved by Landlord and Tenant; (2) solicit bids from the following qualified general contractors: Nova, Choate, and Griffin Construction Co.; as well as from the following (to be referred to as a “Tenant Contractor”): DPR Construction, and Complete Commercial Builders, Inc.; (3) prepare a bid analysis for review by Landlord and Tenant; and (4) award the bid to the lowest qualified general contractor (as subject to Landlord and Tenant’s reasonable approval), unless Tenant instructs Landlord to use a specific bid. Notwithstanding anything to the contrary in this Lease or any Exhibit to this Lease, if Tenant selects a Tenant Contractor to perform Landlord’s Work and Landlord’s Work is not completed by the Final Delivery Date for a reason other than Landlord Delay, Landlord shall not be responsible to pay Tenant any amount provided for under Section 31 G of this Lease.

9.	If the actual cost of Landlord Work does not exceed the Maximum Amount, then Landlord shall, upon Tenant’s request, reimburse Tenant for costs actually expended on moving costs, wiring and cabling, and furniture, fixtures, and equipment purchases, up to thirty percent (30%) or ($8.00 psf) of the Maximum Amount. Landlord shall not be required to so reimburse Tenant unless and until Tenant produces paid receipts showing that it actually paid for said expenditures. Tenant shall have up to one year from the Lease Commencement Date to submit to Landlord its request for such reimbursement. If Tenant does not submit to Landlord its request for reimbursement within said period, then Landlord shall not be obligated to reimburse such amounts to Tenant and Tenant shall forever waive its right to collect such amounts from Landlord. Tenant shall have up to one year from lease execution to utilize funds.

10.	Landlord and Tenant shall use commercially reasonable efforts to avoid interfering with each other’s contractors, construction and installation undertakings.

11.	For purposes of this Work Letter, Tenant hereby designates Chandler Smith, to act as its authorized representative on all matters relating to the work contemplated in this Work Letter, and any response from Chandler Smith, as to matters contemplated under this Work Letter shall be the response of Tenant hereunder.

12.	This Exhibit shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the Term, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease. Landlord shall not charge contractors for parking, electricity, hoists, or elevator use.

EXHIBIT B-1

Plans

[To Be Attached]

EXHIBIT C

Tenant’s Work

NONE

EXHIBIT D

BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking facilities (if any), the Property and the appurtenances. In the event of a conflict between the following rules and regulations and the remainder of the terms of the Lease, the remainder of the terms of the Lease shall control. Capitalized terms have the same meaning as defined in the Lease.

1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant’s employees to loiter in Common Areas or elsewhere about the Building.

2. Plumbing fixtures and appliances shall be used only for the purposes for which designed and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances. Damage resulting to fixtures or appliances by Tenant, its agents, employees or invitees shall be paid for by Tenant and Landlord shall not be responsible for the damage.

3. No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord. All initial tenant identification and suite numbers at the entrance to the Premises, using the standard graphics for the Building, shall be installed and paid for by Landlord. Except in connection with the hanging of lightweight pictures and wall decorations, no nails, hooks or screws shall be inserted into any part of the Premises or Building except by the Building maintenance personnel without Landlord’s prior approval, which approval shall not be unreasonably withheld.

4. Landlord may provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board or other directory device listing tenants and no other directory shall be permitted unless previously consented to by landlord in writing.

5. Tenant shall not place any lock(s) on any door in the Premises or Building without Landlord’s prior written consent (excluding free standing vaults, and safes, which consent shall not be unreasonably withheld, and Landlord shall have the right at all times to retain and use keys or other access codes or devices to all locks within and into the Premises. A reasonable number of keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Landlord’s cost and Tenant shall not make any duplicate keys. All keys shall be returned to Landlord at the expiration or early termination of the Lease. Tenant may place a cipher lock on the door(s) to a secure room provided the following conditions are satisfied: (a) the location of the secure room and door(s) are clearly and prominently displayed on a plan or drawing submitted to Landlord, (b) such secure room(s) will be accessible to Landlord at all times through Tenant having available by cell phone multiple employees able and authorized to provide the needed code(s) to Landlord in an emergency situation. Landlord shall not be required to provide services (other than utilities to such secure room(s).

6. All contractors, contractor’s representatives and installation technicians performing work in the Building shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, and shall be required to comply with Landlord’s standard rules, regulation, policies and procedures, which may be revised from time to time.

7. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways, lobby areas or loading dock areas, shall be restricted to hours reasonably designated by Landlord. Tenant shall obtain Landlord’s prior approval by providing a detailed listing of the activity, which approval shall not be unreasonably withheld. If approved by Landlord, the activity shall be under the supervision of Landlord and performed in the manner reasonably required by Landlord. Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from the activity. If equipment, property, or personnel of Landlord or of any other party is damaged or injured as a result of or in connection with the activity, Tenant shall be solely liable for any resulting damage, loss or injury.

8. Landlord shall have the right to approve the weight, size, or location of heavy equipment or articles in and about the Premises, which approval shall not be unreasonably withheld. Damage to the Building by the installation, maintenance, operating, existence or removal of Tenant’s Property shall be repaired at Tenant’s sole expense.

9. Corridor doors, when not in use, shall be kept closed.

10. Tenant shall not: (1) make or permit any improper, objectionable or unpleasant noises or odors in the Building, or otherwise interfere in any way with other tenants or persons having business with them; (2) solicit business or distribute or cause to be distributed, in any portion of the Building, handbills, promotional materials or other advertising; or (3) conduct or permit other activities in the Building that might, in Landlord’s sole opinion, constitute a nuisance.

11. No animals, except those assisting handicapped persons, shall be brought into the Building or kept in or about the Premises. However, Tenant, at Tenant’s sole cost and expense and risk, shall have the right to install a free standing fish tank within the Premises.

12. No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Building or about the Property, except for those substances as are typically found in similar premises used for general office purposes and are being used by Tenant in a safe manner and in accordance with all applicable Laws. Tenant shall not, without Landlord’s prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S. C. Section 9601 et. seq. or any other applicable environmental Law which may not or later be in effect. Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant and shall remain solely liable for the costs of abatement and removal.

13. Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises or the Building. Tenant shall not use, or permit any part of the Premises to be used for lodging, sleeping or for any illegal purpose.

14. Tenant shall not take any action which would violate Landlord’s labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute or interfere with Landlord’s or any other tenant’s or occupant’s business or with the rights and privileges of any person lawfully in the Building (“Labor Disruption”). Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume. Tenant shall have no claim for damages against Landlord, nor shall the Commencement Date of the Term be extended as a result of the above actions.

15. Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electric or gas heating devises, without Landlord’s prior written consent.

16. Tenant shall not operate or permit to be operated a coin or token operating vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant’s employees and invitees.

17. Bicycles and other vehicles are not permitted inside the Building or on the walkways outside the Building, except in areas designated by Landlord, as shown in Exhibit M.

18. Landlord may from time to time adopt systems and procedures for the security and safety of the Building, its occupants, entry, use and contents. Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord’s systems and procedures.

19. Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord’s reasonable opinion may impair the reputation of the Building or its desirability. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

20. Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Common Areas, unless a portion of the Common Areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Building. Landlord shall have the right to designate the Building (including the Premises) as a non-smoking building.

21. Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Building presents a uniform exterior appearance. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

22. Deliveries to and from the Premises shall be made only at the times in the areas and through the entrances and exits reasonably designated by Landlord. Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, or any use which is inconsistent with good business practice.

23. The work of cleaning personnel shall not be hindered by Tenant after 5:30 P.M., and cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures of the Common Areas may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonably hardship to the cleaning service.

EXHIBIT E

Commencement Date Confirmation

DECLARATION BY LANDLORD AND TENANT AS TO DATE OF

DELIVERY AND ACCEPTANCE OF POSSESSION OF PREMISES

Attached to and made a part of the Lease dated the _____ day of __________________ as LANDLORD, and _______________________ __________________________________________ as TENANT.

LANDLORD AND TENANT do hereby declare that possession of the Premises was accepted by TENANT on the ____ day of _________________, 200_. The Premises required to be constructed and finished by LANDLORD in accordance with the provisions of the Lease have been satisfactorily completed by LANDLORD and accepted by TENANT, the Lease is now in full force and effect, and as of the date hereof, LANDLORD has fulfilled all of its obligations under the Lease. The Lease Commencement Date is hereby established as ______________________________, 200_. The Term of this Lease shall terminate on ____________________, 200_. The Tenant’s right to terminate the Lease pursuant to Exhibit G will end on _________________.

TENANT

WITNESS OR ATTEST:	TENANT:

A

By:
Its:

NNN 200 Galleria, LLC, a Delaware limited liability company (“Landlord”) acting by and through Triple Net Properties Realty, Inc. (“Agent” for Landlord)

LANDLORD

WITNESS OR ATTEST:	By:	Triple Net Properties Realty, Inc. Agent for Landlord

By:

Its:

EXHIBIT F

Form of Subordination, Non-Disturbance and Attornment Agreement

If any foreclosure or power of sale proceedings are initiated by any Lender or a deed in lieu is granted (or if any ground lease is terminated), Tenant agrees, upon written request of any such Lender or any purchaser at such foreclosure sale, to attorn and pay Rent to such party and to execute and deliver any instruments necessary or appropriate to evidence or effectuate such attornment, within five (5) business days of Landlord’s request therefor. In the event of attornment, no Lender shall be: (i) liable for any act or omission of Landlord, or subject to any offsets or defenses which Tenant might have against Landlord (prior to such Lender becoming Landlord under such attornment), (ii) liable for any security deposit or bound by any prepaid Rent not actually received by such Lender, or (iii) bound by any future modification of this Lease not consented to by such Lender. Any Lender may elect to make this Lease prior to the lien of its Mortgage, and if the Lender under any prior Mortgage shall require, this Lease shall be prior to any subordinate Mortgage; such elections shall be effective upon written notice to Tenant. Tenant agrees to give any Lender by certified mail, return receipt requested, a copy of any notice of default served by Tenant upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of an assignment of leases, or otherwise) of the name and address of such Lender. Tenant further agrees that if Landlord shall have failed to cure such default within the time permitted Landlord for cure under this Lease, any such Lender whose address has been so provided to Tenant shall have an additional period of thirty (30) days in which to cure (or such additional time as may be required due to causes beyond such Lender’s control, including time to obtain possession of the Building by power of sale or judicial action or deed in lieu of foreclosure).

EXHIBIT G

RIGHT TO TERMINATION

Tenant shall have the one time right to terminate the Lease effective as of the end of the eighty sixth (86th) month of the Term, provided that (i) Tenant gives Landlord at least twelve (12) months prior written notice of its intent to terminate the Lease (i.e., delivered to Landlord no later than the end of the 74th month of the Term), (ii) there is no outstanding Event of Default at the time that Tenant notifies Landlord of its intent to terminate the Lease or as of the date of termination, and (iii) simultaneously with the date of said written notice, Tenant pays to Landlord a Termination Fee in the amount equal to $                    , which is the sum of: (i) any unamortized Landlord Work; plus (ii) unamortized moving allowance plus (iii) all brokerage commissions on the portion of the Term that is unexpired as of the date of termination; plus (iv) Conditionally Excused Rent, amortized at seven percent (7%) over the one-hundred thirty two (132) month original Term beginning on the Commencement Date; plus (v) Base Rent and Additional Rent for one (1) month . If Tenant fails to exercise its termination rights strictly in accordance with the foregoing provision, the Lease shall remain in full force and effect and Tenant shall have no further right to terminate the Lease.

Within one hundred twenty (120) days of occupancy, Tenant and Landlord shall mutually agree upon the termination amount to be paid per the above provision.

EXHIBIT H

[INTENTIONALLY DELETED]

EXHIBIT I

TENANT’S PARKING AREA

EXHIBIT J

LETTER OF CREDIT PROVISIONS

In satisfaction of the Security Deposit provisions of this Lease, Tenant may deliver to Landlord, as collateral for the full and faithful performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer as a result of any default by Tenant under this Lease that is not cured by Tenant within the applicable grace or cure period, if any, an irrevocable and unconditional negotiable standby letter of credit (the “Letter of Credit”), in the form and containing the terms required herein, payable upon presentment in Atlanta, Georgia or such other U.S. city acceptable to Landlord is its sole discretion, running in favor of Landlord (or its designee)issued by an “A” rated financial institution reasonably acceptable to Landlord, in the total amount of One Million Five-Hundred Thousand and 00/100 Dollars ($1,500,000.00) (the “Letter of Credit Amount”). Upon execution of the Lease, Tenant may present a Letter of Credit from Atlantic Capital Bank (in the form attached as Exhibit J-5), provided, however that no later than thirty (30) days following the Effective Date, Tenant shall present a Letter of Credit from a financial institution satisfying the criteria set forth above. The Letter of Credit shall be (a) at sight and irrevocable, (b) maintained in effect, whether through replacement, renewal or extension, for the entire Term plus ninety (90) days (the “Letter of Credit Expiration Date”) and Tenant shall deliver a new Letter of Credit or certificate of renewal or extension to Landlord at least thirty (30) days prior to the expiration of the Letter of Credit, without any action whatsoever on the part of Landlord, (c) subject to the Uniform Customs and Practices for Documentary Credits (2007) International Chamber of Commerce Publication #600, and (d) permit partial draws. In addition to the foregoing, the form and terms of the Letter of Credit (and the bank issuing the same) shall be acceptable to Landlord, in Landlord’s reasonable discretion, and shall provide, among other things, in effect that: (1) Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the Letter of Credit upon the presentation to the issuing bank of Landlord’s (or Landlord’s then managing agent’s) written certification that such amount is due to Landlord under the terms and conditions of this Lease, it being understood that if Landlord or its managing agent be a corporation, partnership or other entity, then such certification shall be signed by an officer (if a corporation), a general partner (if a partnership), or any authorized party (if another entity); and (2) the Letter of Credit will be honored by the issuing bank without inquiry as to the accuracy thereof and regardless of whether the Tenant disputes the content of such statement. Landlord acknowledges and agrees that it will not draw upon the letter of credit unless Tenant is in default under this Lease after the lapse of all applicable grace or cure periods, if any. In the event of a transfer of Landlord’s interest in the Building or the Premises, Landlord may (at Landlord’s sole cost and expense) transfer the Letter of Credit, in whole or in part (or Tenant shall cause a substitute letter of credit to be delivered, as to applicable) to the transferee and thereupon the Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said Letter of Credit to a new Landlord. If, as result of any authorized application of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the Letter of Credit Amount, Tenant shall within ten (10) days thereafter provide Landlord with a Security Deposit or additional letter(s) of credit in an amount equal to the deficiency (or a Security Deposit or a replacement letter of credit in the total amount of the Letter of Credit Amount, in substitution of the original Letter of Credit) and each such additional (or replacement) letter of credit shall comply with all of the provisions of this Exhibit J, and if Tenant fails to do so, the same shall constitute an event of default by Tenant. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Without limiting the generality of the foregoing, if the Letter of Credit expires earlier than the Letter of Credit Expiration Date, Landlord will accept a Security

Deposit or a renewal thereof or substitute letter of credit (such renewal or substitute letter of credit to be in effect not later than thirty (30) days prior to the expiration thereof, with Tenant’s failure to provide the same prior to such date being an event of default entitling Landlord to draw upon the Letter of Credit without extending Tenant any notice or right to cure), which shall be irrevocable and automatically renewable as above provided through the Letter of Credit Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its sole discretion. However, if the Letter of Credit is not timely renewed or a substitute Letter of Credit or Security Deposit is not timely received, or if Tenant fails to maintain the Letter of Credit in the amount and in accordance with the terms set forth in this Exhibit J, Landlord shall have the right to present such Letter of Credit to the bank in accordance with the terms of this Exhibit J, and the entire sum evidenced thereby shall be paid to and held by Landlord under Article 23 of this Lease as security for performance of all of Tenant’s obligations under this Lease and for all losses and damages Landlord may suffer as a result of any default by Tenant under this Lease that is not cured within any applicable grace or cure period. If there shall occur a default under this Lease, which is not cured within any applicable grace or cure period, Landlord may, but without obligation to do so, draw upon the Letter of Credit, in part or in whole, to cure such default of Tenant and/or to compensate Landlord for any and all damages of any kind or nature sustained or which may be sustained by Landlord resulting from Tenant’s default but only to the extent of such damage. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the Letter of Credit, either prior to or following a “draw” by Landlord of any portion of the Letter of Credit, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw from the Letter of Credit. If Landlord’s draw is ultimately determined to be wrongful, Landlord shall return such draw to Tenant. No condition or term of this Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner. Landlord and Tenant acknowledge and agree that a letter of credit in the form attached hereto as “Exhibit J-1” shall satisfy the terms and conditions of the Lease.

The aforementioned Letter of Credit shall be delivered to Landlord by Tenant along with the Tenant executed Lease that is delivered to Landlord for its execution. The Letter of Credit deliveries required hereby shall be made by Tenant without further notice or demand and the failure to provide the same as and when due hereunder shall be a material default under the Lease entitling Landlord to exercise all remedies available to it under the Lease or at law or in equity, in each case without the benefit of any notice, grace periods or opportunity to cure.

If (A) on any Declining Date (hereafter defined), Tenant is not in default under this Lease, and no condition exists which with the passage of time or notice or both would constitute an event of default under this Lease; and (B) Tenant has not been more than five days late with respect to its rental obligations under this Lease on more than two occasions during the Term prior to such Declining Date (rent being due on the first day of each month as provided for in this Lease); and (C) Tenant has not been required on any occasion prior to such Declining Date to cure a monetary default under this Lease after being notified of its default under this Lease; then notwithstanding anything to the contrary contained in this Exhibit J to the contrary, commencing with the first day of the 49th, 61st, 73rd, and 85th, full calendar months following the Commencement Date (each such date a “Declining Date”) during the Term, Tenant may replace the aforementioned Letter of Credit with an identical, substitute letter of credit (“Replacement Letter”), and each Replacement Letter shall reduce the Letter of Credit Amount by Three-Hundred Thousand and 00/100th Dollars ($300,000.00).

On the first day of the 97th full calendar month following the Commencement Date the Tenant may forever withdraw the aforementioned Letter of Credit with no obligation to replace the same if (A) Tenant is not in default under this Lease, and no condition exists which with the passage of time or notice or both would constitute an event of default under this Lease; and

(B) Tenant has not been more than five days late with respect to its rental obligations under this Lease on more than two occasions during the Term prior to such date (rent being due on the first day of each month as provided for in this Lease); and (C) Tenant has not been required on any occasion prior to such date to cure a monetary default under this Lease after being notified of its default under this Lease.

EXHIBIT “J-1”

TRADE SERVICES DIVISION, NORTHERN CALIFORNIA

ONE FRONT STREET, 21ST FLOOR

SAN FRANCISCO, CALIFORNIA 94111

Contact Phone: 1(800) 798-2815

Email : sftrade@wellsfargo.com

IRREVOCABLE STANDBY LETTER OF CREDIT NO.

Date: ______________, 2008

BENEFICIARY DIV Loan Portfolio I, LLC and John Hancock Life Insurance Company c/o John Hancock Life Insurance Company John Hancock Tower, C-3, 197 197 Clarendon Street Boston, MA 02116	APPLICANT TRX, Inc. 2970 Clairmont Road Suites 300 & 400 Atlanta, Georgia 30329

By the order of TRX, Inc. (“Applicant”), we hereby issue in favor of DIV Loan Portfolio I, LLC and John Hancock Life Insurance Company , or any succeeding transferee (DIV Loan Portfolio I, LLC and John Hancock Life Insurance Company jointly and any joint or singular transfer beneficiary, being the “Beneficiary”) our Irrevocable Standby Letter of Credit No. __________ (“Letter of Credit”) for the amount of One Million Five-Hundred Thousand and 00/100 U.S. Dollars (U.S. $1,500,000.00) (the “Maximum Amount”).

1. This Letter of Credit is effective immediately and expires at 5:00 p.m. Pacific Time on _________________ (“Expiration Date”). The Expiration Date shall automatically be extended for two (2) periods of one (1) year each unless we notify the Beneficiary of non-renewal in writing, at least sixty (60) days prior to the then applicable Expiration Date. Upon receipt of such non-renewal notice, the Beneficiary may draw hereunder on or prior to the then applicable Expiration Date the amount available under this Letter of Credit by sight draft drawn on us in the form of Exhibit J-3 hereto with the instructions in brackets therein complied with, without it being necessary that such sight draft being accompanied by a certificate in the form of Exhibit J-2 hereto. However, in no event will this Letter of Credit be extended beyond _______ 2011 [insert the date that is two (2) years following initial Expiration Date.]

2. Presentation(s) of draft(s) and certificate(s) to us by the Beneficiary in accordance with this Letter of Credit shall be made at our offices located at Wells Fargo Bank, N.A., Trade Services Division, Northern California, One Front Street, 21st Floor, San Francisco, CA 94111.

3. The Beneficiary may make full or multiple partial draws from time to time upon this Letter of Credit in an aggregate amount up to the Maximum Amount, as in effect from time to time. Each such drawing shall be made by presentation to us by the Beneficiary of a certificate and a draft, in the forms, respectively, of Exhibits “J-2” and “J-3” hereto, with the instructions in brackets therein complied with.

4. Applicant shall pay all costs of, or in connection with, this Letter of Credit, including any transfer fees. Except as expressly stated herein, this Letter of Credit cannot be amended, discharged or terminated except by a writing signed by person(s) identifying themselves as authorized representatives of Beneficiary and the undersigned on or before the Expiration Date.

5. Except as otherwise stated herein, this Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits, 2007 revision, International Chamber of Commerce Publication Brochure No. 600 (“UCP”). As to matters not covered by the UCP and to the extent not inconsistent with the UCP, this Letter of Credit shall be governed by and construed in accordance with the laws of the State of California.

7. This Letter of Credit sets forth in full the terms of our undertaking, and such terms shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein; and any such reference shall not be deemed to incorporate in this Letter of Credit by reference any document, instrument or agreement.

8. This Letter of Credit may be transferred (or the Beneficiary changed) more than once, but only in the amount of the then full unutilized balance hereof, to any single transferee by presentation to us of a duly executed instrument of transfer in the form attached as “Exhibit J-4”, and payment of our transfer fees. Any transfer of this Letter of Credit may not change the place of expiration of this Letter of Credit from our above-specified office. Each transfer shall be evidenced by our endorsement on the reverse of the original of this Letter of Credit, and we shall deliver the original of this Letter of Credit so endorsed to the transferee.

9. The term “Beneficiary” as used in this Letter of Credit means the beneficiary named in this Letter of Credit and any person who succeeds to substantially all of the rights of such beneficiary by operation of law or in the event of a transfer of this Letter of Credit, the transfer beneficiary named in our advice of transfer of this Letter of Credit and any person who succeeds to substantially all of the rights of such transfer beneficiary by operation of law.

Very truly yours,

WELLS FARGO BANK, N.A.

By:
Name:
Title:

EXHIBIT “J-2”

CERTIFICATE

(Drawing Certificate)

[insert date] Wells Fargo Bank, N.A.

Trade Services Division, Northern California

One Front Street, 21st Floor

San Francisco, California 94111

Re:	Irrevocable Standby Letter of Credit No. _________________

The undersigned, a duly authorized representative of the Beneficiary under the above-referenced Letter of Credit, hereby certifies that the Beneficiary is entitled to the sums to be drawn under the Letter of Credit pursuant to that certain Lease dated [insert date], by and between Applicant and NNN Park Central, LLC, et. al., as same may have been subsequently amended, modified or assigned.

[for each “Beneficiary” of record:

[“insert beneficiary name”]

By:	[“insert signature”]
Name:	[insert name]
Title:	[insert title]]

EXHIBIT J-3

SIGHT DRAFT

Drawn Under Irrevocable Letter of Credit No. __________

U.S.$ [insert amount of drawing in numbers]                                                                                                   [insert date]

To: Wells Fargo Bank, N.A.

Trade Services Division, Northern California

One Front Street, 21st Floor

San Francisco, California 94111

AT SIGHT, Pay to the order of [for each “Beneficiary” of record: [“insert beneficiary name”] (“Beneficiary”), the sum of [insert amount of drawing in words] United States Dollars (U.S. $[insert amount of drawing in numbers]).

[for each “Beneficiary” of record:

[“insert beneficiary name”]

By:	[“insert signature”]
Name:	[insert name]
Title:	[insert title]]

EXHIBIT J-4

REQUEST FOR TRANSFER

Date: _______________

Wells Fargo Bank, N.A.

Trade Services Division, Northern California

One Front Street, 21st Floor

San Francisco, California 94111

Subject: Your Letter of Credit No. _________

Ladies and Gentlemen:

For value received, we hereby irrevocably assign and transfer all our rights under the above-captioned Letter of Credit, as heretofore and hereafter amended, extended or increased, to:

[insert name of transferee]

[insert address]

By this transfer, all of our rights in the Letter of Credit are transferred to the transferee, and the transferee shall have sole rights as beneficiary under the Letter of Credit, including sole rights relating to any amendments, whether increases or extensions or other amendments, and whether now existing or hereafter made. You are hereby irrevocably instructed to advise future amendment(s) of the Letter of Credit to the transferee without our consent or notice to us.

Enclosed are the original Letter of Credit and the original of all amendments to this date. Please notify the transferee of this transfer and of the terms and conditions of the Letter of Credit as transferred. This transfer will not become effective until the transferee is so notified.

Very truly yours,

[for each “Beneficiary” of record:

[“insert beneficiary name”]

By:	[“insert signature”]
Name:	[insert name]
Title:	[insert title]]

[for each “Beneficiary” Signature: __________________________

Signature of Transferor Guaranteed

[insert name of bank]

By:
Name:
Title:
[a corporate notary acknowledgement or a certificate of authority with corporate seal is acceptable in lieu of bank guarantee above]]

EXHIBIT J-5

FORM OF LETTER OF CREDIT

IRREVOCABLE STANDBY LETTER OF CREDIT NO.

Date: ______________, 2008

BENEFICIARY

DIV Loan Portfolio I, LLC f/b/o

NNN Park Central, LLC, et. al.

One Appleton Street

Suite 300

Boston, MA 02116

and

John Hancock Life Insurance Company

f/b/o NNN Park Central, LLC, et. al.

John Hancock Tower, C-3, 197

197 Clarendon Street

Boston, MA 02116

APPLICANT TRX, Inc. 2970 Clairmont Road Suites 300 & 400 Atlanta, Georgia 30329

By the order of TRX, Inc. (“Applicant”), we hereby issue in favor of DIV Loan Portfolio I, LLC f/b/o NNN Park Central, LLC, et. al., John Hancock Life Insurance Company f/b/o NNN Park Central, LLC, et. al., or any succeeding transferee (“Beneficiary”) our Irrevocable Standby Letter of Credit No. __________ (“Letter of Credit”) for the amount of One Million Five-Hundred Thousand and 00/100 U.S. Dollars (U.S. $1,500,000) (the “Maximum Amount”).

6. This Letter of Credit is effective immediately and expires at 5:00 p.m. Eastern Standard Time on _________________ (“Expiration Date”).

7. Presentation(s) of draft(s) and certificate(s) to us by the Beneficiary in accordance with this Letter of Credit shall be made at our offices located at _______________________________ Atlanta, Georgia.

8. The Beneficiary may make full or multiple partial draws from time to time upon this Letter of Credit in an aggregate amount up to the Maximum Amount, as in effect from time to time. Each such drawing shall be made by presentation to us by the Beneficiary of a certificate and a draft, in the forms, respectively, of Exhibits “J-6” and “J-7” hereto, each duly completed and signed by the Beneficiary.

9. Applicant shall pay all costs of, or in connection with, this Letter of Credit, including any transfer fees. This Letter of Credit cannot be amended, discharged or terminated except by a writing signed by authorized representatives of Beneficiary and the undersigned on or before the Expiration Date.

10. Except as otherwise stated herein, this Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits, 2007 revision, International Chamber of Commerce Publication Brochure No. 600 (“UCP”). As to matters not covered by the UCP and to the extent not inconsistent with the UCP, this Letter of Credit shall be governed by and construed in accordance with the laws of the State of Georgia.

9. This Letter of Credit sets forth in full the terms of our undertaking, and such terms shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein; and any such reference shall not be deemed to incorporate in this Letter of Credit by reference any document, instrument or agreement.

10. This Letter of Credit may be transferred more than once, but only in the amount of the then full unutilized balance hereof, to any single transferee by presentation to us of a duly executed instrument of transfer in the form attached as “Exhibit J-8” (our document only), and payment of our transfer fees.

Very truly yours,

[NAME OF SIGNATORY, TITLE]

EXHIBIT “J-6”

CERTIFICATE

(Drawing Certificate)

________________, 20__

________________ BANK

[BRANCH AND ADDRESS]

Re:	Irrevocable Standby Letter of Credit No. _________________

The undersigned, a duly authorized representative of the Beneficiary under the above-referenced Letter of Credit, hereby certifies that the Beneficiary is entitled to the sums to be drawn under the Letter of Credit pursuant to that certain Lease dated __________________, by and between Applicant and Beneficiary, as same may have been subsequently amended, modified or assigned.

[Beneficiary]

EXHIBIT “J-7”

SIGHT DRAFT

Drawn Under Irrevocable Letter of Credit No. __________

U.S.$	_______________, 200__

To: [________________ BANK / Address]

AT SIGHT, Pay to the order of                              (“Beneficiary”), the sum of ___________________ United States Dollars (U.S. $________________).

[Beneficiary]

EXHIBIT “J-8”

NOTICE OF TRANSFER

_________________________, 20___

[________________ BANK

BRANCH AND ADDRESS]

Re:	Irrevocable Standby Letter of Credit No. __________

For value received, the undersigned Beneficiary (the “Transferor”) hereby irrevocably transfers to ________________________________________, whose address is [insert name and address of tenant] (the “Transferee”), all rights of the Transferor with respect to the above-captioned Letter of Credit in the amount of the full unutilized balance thereof. Said transferee has succeeded the Transferor as landlord under that certain Lease dated _______________________, with [insert name of tenant]. By virtue of this transfer, the Transferee shall have the sole rights as Beneficiary of said Letter of Credit. By its signature below, the Transferee acknowledges and consents to the foregoing.

, as Transferor

By:

Acknowledged and Consented to:
______________________, as Transferee
______________________, Beneficiary’s bank

By:

EXHIBIT K

STORAGE SPACES

EXHIBIT L

EXPANSION SPACE

EXHIBIT M

GENERATOR AREA/ BICYCLE AND OTHER VEHICLE AREA

EXHIBIT N

JANITORIAL SPECIFICATIONS

ENTRANCE LOBBY - DAILY

•	Entrance lobby will be thoroughly cleaned. Lobby glass and metal will be cleaned and dusted.

•	Directory glass will be damp cleaned and wiped. Lobby walls will be dusted and kept free from finger marks and smudges.

•	Floor and entrance are to be dust mopped and damp mopped as needed, and buffed and refinished as needed.

ELEVATORS - DAILY

•	All elevators will be vacuumed or damp-mopped and tracks will be vacuumed. Carpets will be spot cleaned periodically.

•	All stainless steel and metal will be cleaned and the exterior panels and elevator doors will be cleaned.

•	Ceilings overhead plexiglass, and/or special light fixtures will be cleaned as needed, but at least quarterly.

LAVATORIES - DAILY

•	Clean all mirrors and ventilating louvers, wash basins, counter tops, and bright work with a non-abrasive cleanser.

•

Clean and disinfect urinals, wash toilet seats and bowls using disinfectant in water. Toilet bowl brush will be used to clean flush holes, under rim of bowls and traps. Bowl cleaner shall be used at least once each week and more often if necessary.

•	Damp wipe and clean walls and partitions.

•	Empty wastecans and sanitary napkin receptacles.

•	Refill: hand soap, towels, tissues, and sanitary napkin dispensers.

•	Mop floor using disinfectant in water; power scrub floors with germicidal solution monthly.

OFFICES AND CORRIDORS - DAILY

Dusting

•

All furniture, office equipment, appliances, windowsills, etc. will be dusted with a treated cloth or static duster. This shall include all horizontal surfaces up to 7 feet high and enough vertical surfaces so all is done within each week.

•	Desks and tables not cleared of paper and work materials will only be dusted where desk is exposed.

Dust Mopping

After furniture dusting is completed, non-carpeted open floor areas will be dust mopped with a treated dust mop.

Vacuuming

Rugs and carpets in open office areas are to be vacuumed daily; low traffic and hard to reach places shall be vacuumed weekly.

Wastecans

•	Wastecans will be emptied and wiped clean as necessary.

•	Plastic liners where used will be changed as needed.

•	Waste not in can will not be removed unless clearly marked “Trash”.

Spot Cleaning Carpets

•	Carpeted areas will be inspected for spots and stains. Spots and stains will be removed as soon as possible. Where difficult spots are encountered, TCS will be notified.

Wet Mopping - As Needed

Extreme care shall be used in all mopping to avoid splashing wall or furniture. Moving water and other liquids over carpeted areas will be done in a manner to avoid spillage.

Tile Floors

Tile floors will buffed and kept in scuff/spot-free condition at all times. Recoating and buffing will be done on an “as needed” basis. Care will be taken in applying finish to keep it off of furniture, baseboards and walls. Floor machines will be used in a manner to avoid damage to the walls, baseboards and furniture.

Water Coolers

Water coolers will be cleaned and polished.

Spot Cleaning Walls, Woodwork, Etc.

Handprints and spots will be removed from doors and light switches. Walls and woodwork cleaned as needed.

MISCELLANEOUS - NIGHTLY

•	Counter tops, sinks, backsplashes, and tables will be cleaned in the lounge areas.

•	Thresholds and baseboards shall receive a monthly cleaning.

•	Mechanical and telephone equipment rooms will be damp mopped.

OFFICE AND CORRIDORS - PERIODIC

High Dusting - Quarterly

Pipes, ledges, ceiling, mouldings, picture frames, etc., will be cleaned quarterly or more frequently if necessary.

Air Conditioning Grills - Monthly

Areas around air conditioning and return air grills will be cleaned once each month or more frequently, if necessary.

Venetian Blinds

Venetian blinds will be dusted quarterly and damp wiped annually.

Light Fixtures

The exterior of all light fixtures will be dusted as needed. Exterior of fixtures will be damp wiped annually.

Stairways & Landings

•	All stairways and landings will be wiped daily.

•	Spot cleaning of walls and doors will be done weekly. These areas will be damp mopped and scrubbed as necessary.

•	Hand rails, fire points, and other miscellaneous hardware will be cleaned periodically.

Polishing

All door plates, kick plates, and brass and metal fixtures within the building will be wiped weekly and polished periodically.

EXHIBIT O

LOCATION OF BUILDING SIGNS and SIGNAGE SPECIFICATIONS